UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015 china energy technology corp., ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-55001	45-4380591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1122 South Yanan Street New District, Bengbu, Anhui Province P. R. China
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +86-552-411-6868

Copy to:

Mark E. Crone, Esq.

CKR Law LLP

1330 Avenue of the Americas, 35th Floor

New York, NY 10019

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
EXPLANATORY NOTE	4
Item 1.01. Entry into a Material Definitive Agreement	5
Item 2.01. Completion of Acquisition or Disposition of Assets	6
The Share Exchange and Related Transactions	6
Description of Business	8
Description of Properties	19
Risk Factors	20
Management’s Discussion and Analysis of Financial Condition and Results of Operations	32
Security Ownership of Certain Beneficial Owners and Management	40
Directors, Executive Officers, Promoters and Control Persons	43
Executive Compensation	45
Summary Compensation Table	45
Certain Relationships and Related Transactions	47
Market Price of and Dividends on Common Equity and Related Stockholder Matters	48
Description of Securities	49
Legal Proceedings	49
Indemnification of Directors and Officers	49
Item 3.02. Unregistered Sales of Equity Securities	50
Item 4.01. Changes in Registrant's Certifying Accountant.	51
Item 5.01. Changes in Control of Registrant.	51
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.	51
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	52
Item 5.06. Change in Shell Company Status.	52
Item 5.07. Submission of Matters to a Vote of Security Holders	52
Item 8.01. Other Events	52
Item 9.01. Financial Statements and Exhibits.	52

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report (the “Report”) contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the growth of our solar water heating business in China, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our ability to obtain adequate financing, cash flows and resulting liquidity, our ability to expand our business, government regulations, lack of diversification, our ability to innovate, diversify our product offering and reduce manufacturing costs, our ability to expand sale of our products into foreign markets, increased competition, results of any arbitration and litigation, stock volatility and illiquidity, and our ability to implement our business plans or strategies. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Report appears in the section captioned “Risk Factors” and elsewhere in this Report.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise, except as required by law.

Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the SEC.

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EXPLANATORY NOTE

This Amendment No. 3 to the Current Report on Form 8-K of China Energy Technology Corp., Ltd. filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2015, as amended by Amendment No. 1 filed with the SEC on May 20, 2015, and further amended by Amendment No. 2 filed with the SEC on June 26, 2015 (the “Amended Current Report”), is being filed to respond to certain comments from the SEC and to provide updates to certain reportable items. The Amended Current Report is hereby further amended to read in its entirety as set forth below.

We were incorporated as Redfield Ventures Inc in Nevada on January 27, 2012, to act as a marketing and business support services firm dedicated to serve in the areas of strategic marketing research and consultancy, marketing communications, and business alliance synergy providing clients with key solutions in achieving business objectives. We were not successful in our efforts and discontinued this line of business. Prior to the Share Exchange (defined below), we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

On March 6, 2015, we entered into an Agreement and Plan of Merger, pursuant to which we merged (the “Name Change Merger”) with our newly formed, wholly owned subsidiary, China Energy Technology Corp., Ltd., a Nevada corporation (“Merger Sub”). Upon the consummation of the Name Change Merger, the separate existence of Merger Sub ceased and our shareholders became shareholders of the surviving company named “China Energy Technology Corp., Ltd.” As permitted by Chapter 92A.180 of Nevada Revised Statutes, the sole purpose of the Name Change Merger was to effect a change of our name from Redfield Ventures Inc to China Energy Technology Corp., Ltd. Upon the filing of Articles of Merger with the Secretary of State of Nevada on March 10, 2015 to effect the Name Change Merger, our Articles of Incorporation were deemed amended to reflect the change in our corporate name, effective as of March 16, 2015.

On March 31, 2015, we closed a share exchange (the “Share Exchange”) with Fine Progress Group Limited., Ltd., a corporation formed under the laws of the British Virgin Islands on July 1, 2014 (“FPGL BVI”), pursuant to which the three shareholders of FPGL BVI sold all of their capital stock in FPGL BVI to us in exchange for 180,500,000 shares of our common stock $0.001 par value per share (“Common Stock”). As a result of the Share Exchange, FPGL BVI became our wholly owned subsidiary. All of the outstanding FPGL BVI capital stock was exchanged for shares of our Common Stock, as described in more detail below. FPGL BVI controls Anhui Renrenjia Solar Co., Ltd. (“Anhui Solar”), our operating company based in the People’s Republic of China (the “PRC”), through Ren Re Jia International Limited, its 100% owned subsidiary organized in the Hong Kong Special Administrative Region (“RRJI HK”). RRJI HK is the 100% owner of Anhui Zhijia Cornerstone Electronics Technology Co., Ltd. (“Anhui Electronics”), our subsidiary organized in the PRC. Anhui Electronics controls Anhui Solar through contractual arrangements commonly known as “VIE” or “variable interest entity” arrangements on the mainland in the PRC.  See Item 2.01, “Share Exchange and Related Transactions—The Share Exchange”, below.

In connection with the Share Exchange and pursuant to the Split-Off Agreement (defined below), we transferred our pre-Share Exchange assets and liabilities to Innovestica LP, our majority shareholder, in exchange for its surrender and cancellation of an aggregate of 20,000,000 shares of our Common Stock (the “Split-Off”). See Item 2.01, “Share Exchange and Related Transactions—The Split-Off”, below.

As a result of the Share Exchange and Split-Off , we changed our business focus to the business of Anhui Solar, which is the manufacture and sale of solar powered water heater systems in the People’s Republic of China, and will continue the existing business operations of Anhui Solar as a publicly-traded company under the name China Energy Technology Corp., Ltd.

In accordance with “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Share Exchange will be replaced with the historical consolidated financial statements of Anhui Solar prior to the Share Exchange in all future filings with the SEC.

As used in this Report, unless otherwise stated or the context clearly indicates otherwise, the terms “China Energy Tech. Corp.,” the “Company,” the “Registrant,” “we,” “us,” and “our” refer to China Energy Technology Corp., Ltd. (formerly known as Redfield Ventures Inc) incorporated in Nevada, and its consolidated subsidiaries and entities, after giving effect to the Share Exchange and the Split-Off.

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This Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company. This Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein, which are filed as exhibits hereto and incorporated herein by reference.

This Report responds to the following Items in Form 8-K:

Item 1.01.	Entry into a Material Definitive Agreement

Item 2.01.	Completion of Acquisition or Disposition of Assets

Item 3.02.	Unregistered Sales of Equity Securities

Item 4.01.	Changes in Registrant’s Certifying Accountant

Item 5.01.	Changes in Control of Registrant

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.06.	Change in Shell Company Status

Item 5.07.	Submission of Matters to a Vote of Security Holders

Item 8.01.	Other Events

Item 9.01.	Financial Statements and Exhibits

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act”). As a result of the Share Exchange, we have ceased to be a shell company. The information contained in this Report, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Item 1.01	Entry into a Material Definitive Agreement

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

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Item 2.01	Completion of Acquisition or Disposition of Assets

THE SHARE EXCHANGE AND RELATED TRANSACTIONS

The Share Exchange

On March 31, 2015 (the “Closing Date”), the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Fine Progress Group Limited, a British Virgin Islands company (“FPG BVI”), and its shareholders, which closed on the same date.   Pursuant to the terms of the Share Exchange Agreement, FPG BVI became our wholly-owned subsidiary.

FPGL BVI controls Anhui Renrenjia Solar Co., Ltd. (“Anhui Solar”), our operating company based in the People’s Republic of China (the “PRC”), through Ren Re Jia International Limited, FPG BVI’s 100% owned subsidiary organized in the Hong Kong Special Administrative Region (“RRJI (HK)”). RRJI (HK) is the 100% owner of Anhui Zhijia Cornerstone Electronics Technology Co., Ltd. (“Anhui Electronics”), our subsidiary organized in the PRC. Anhui Electronics controls Anhui Solar through contractual arrangements commonly known as “VIE” or “variable interest entity” arrangements on the mainland in the PRC.

Pursuant to the Share Exchange, we acquired the business of Anhui Solar, which is to manufacture and sale of solar powered water heater systems in the Peoples’ Republic of China. As a result, we have ceased to be a shell company.

At the closing of the Share Exchange, pursuant to the Share Exchange Agreement, FPG BVI’s 100 shares of capital stock issued and outstanding immediately prior to the closing of the Share Exchange were exchanged for an aggregate of 180,500,000 shares of our Common Stock.

The Share Exchange Agreement contains customary representations and warranties, pre- and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties are subject to customary indemnification provisions, subject to specified aggregate limits of liability.

The Share Exchange will be treated as a recapitalization of the Company for financial accounting purposes. FPG BVI will be considered the acquirer for accounting purposes, and the historical financial statements of China Energy Technology Corp., Ltd. (formerly known as Redfield Ventures Inc) before the Share Exchange will be replaced with the historical financial statements of FPG BVI and its consolidated entities before the Share Exchange in all future filings with the SEC.

The Share Exchange is intended to be treated as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

The issuance of shares of our Common Stock to holders of FPG BVI’s capital stock in connection with the Share Exchange has not been registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D and/or Regulation S promulgated by the SEC under that section. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

The Share Exchange Agreement is filed as Exhibit 2.1 to this Report and incorporated herein by reference.

The Split-Off

Upon the closing of the Share Exchange, pursuant to the terms of a split-off agreement (the “Split-Off Agreement”) and a general release agreement (the “General Release Agreement”), we transferred all of our pre-Share Exchange operating assets and liabilities to our wholly-owned special-purpose subsidiary, Redfield Operating Corp., a Nevada corporation (“Split-Off Subsidiary”), formed on March 31, 2015. Thereafter, pursuant to the Split-Off agreement, we transferred all of the outstanding shares of capital stock of Split-Off Subsidiary to Innovestica LP, our majority shareholder (the “Split-Off”), in consideration of and in exchange for (i) the surrender and cancellation of 20,000,000 shares of our Common Stock held by Innovestica LP (which were cancelled and will resume the status of authorized but unissued shares of our Common Stock) and (ii) certain representations, covenants and indemnities.

The Split-Off Agreement and the General Release Agreement are filed as Exhibits 10.1 and 10.2 to this Report, respectively, and incorporated herein by reference.

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Departure and Appointment of Directors and Officers

Our Board is authorized to consist of not less than one (1) and not more than ten (10) members. Upon the Closing of the Share Exchange, Carlos G. Alarcon Ocampo, Mauricio Gonzalez and Carlos G. Alarcon Gonzalez, our directors before the Share Exchange, resigned from their positions as directors, and Quan Ji was appointed to the Board.

Also, upon closing of the Share Exchange, Mauricio Gonzalez, our President and Chief Executive Officer, Carlos G. Alarcon Ocampo, our Treasurer and Chief Financial Officer, and David Price, our Secretary, before the Share Exchange, resigned from these positions, and Quan JI was appointed as our President, Chief Executive Officer, Treasurer, Chief Financial Officer and Secretary by the Board. See “Management – Directors and Executive Officers” below for information about our new director and executive officer.

Pro Forma Ownership

Immediately after giving effect to the Share Exchange and the Split-Off, there were 190,000,000 issued and outstanding shares of our Common Stock, as follows:

●	the stockholders of FPG BVI prior to the Share Exchange held approximately 180,500,000 shares of our Common Stock; and

●	the pre-Share Exchange stockholders held 9,500,000 shares of our Common Stock.

No other securities convertible into or exercisable or exchangeable for our Common Stock (including options or warrants) are outstanding.

Our Common Stock was quoted on the OTC Markets QB Tier under the symbol “RFIE”. Effective March 16, 2015, tour symbol was changed to “CETH”, to better reflect our new corporate name.

Accounting Treatment; Change of Control

The Share Exchange is being accounted for as a “reverse acquisition,” and FPG BVI is deemed to be the acquirer. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of FPG BVI and its consolidated entities and will be recorded at the historical cost basis of FPG BVI, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of Anhui Solar, historical operations of Anhui Solar, and operations of Anhui Solar from the closing date of the Share Exchange.

As a result of the issuance of the shares of our Common Stock pursuant to the Share Exchange, a change in control of the Company occurred as of the date of consummation of the Share Exchange. Except as described in this Current Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, following the Share Exchange. We believe that, as a result of the Share Exchange, we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

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DESCRIPTION OF BUSINESS

Immediately following the Share Exchange, the business of Anhui Solar, to engage in the the manufacture and sale of solar powered water heater systems in the Peoples’ Republic of China, became the business of the Company.

History

As described above, we were incorporated as Redfield Ventures Inc in Nevada on January 27, 2012. Our original business plan was to engage in strategic marketing research and consultancy, marketing communications, and business alliance synergy providing clients with key solutions in achieving business objectives. We were not successful in our efforts and discontinued this line of business. Since that time, and prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Share Exchange, we acquired the business of Anhui Solar and have ceased to be a shell company.

On March 6, 2015, we entered into an Agreement and Plan of Merger, pursuant to which we merged (the “Name Change Merger”) with our newly formed, wholly owned subsidiary, China Energy Technology Corp., Ltd., a Nevada corporation (“Merger Sub”). Upon the consummation of the Name Change Merger, the separate existence of Merger Sub ceased and our shareholders became shareholders of the surviving company named “China Energy Technology Corp., Ltd.” As permitted by Chapter 92A.180 of Nevada Revised Statutes, the sole purpose of the Name Change Merger was to effect a change of our name from Redfield Ventures Inc to China Energy Technology Corp., Ltd. Upon the filing of Articles of Merger with the Secretary of State of Nevada on March 10, 2015 to effect the Name Change Merger, our Articles of Incorporation were deemed amended to reflect the change in our corporate name, effective as of March 16, 2015. We changed our name to more accurately represent our new business focus. In connection with the name change, we changed our OTC trading symbol to “CETH” effective March 16, 2015.

We currently have authorized 200,000,000 shares of capital stock, consisting of (i) 200,000,000 shares of Common Stock, and (ii) no shares of Preferred Stock.

Our principal executive offices are located at No. 1122 South Yanan Street, New District, Bengbu, Anhui Province P. R. China. Our telephone number is +86 552-411-6868. Our primary website address is www.rrjtyn.com. The information contained on our website is not incorporated by reference into this Current Report on Form 8-K.

Corporate History and Structure of our PRC Operations

We began our operations in China in 2009 through Anhui Solar, a PRC limited liability company, which became one of our consolidated affiliated entities through certain contractual arrangements.

In July 2014, in anticipation of this Share Exchange, we undertook a reorganization to establish an offshore holding company structure, to enter into a VIE relationship with Anhui Solar, an entity with operations in China.

On July 1, 2014, we incorporated Fine Progress Group Limited, or FPG BVI, a holding company established in the British Virgin Islands. Subsequently, on October 31, 2014, FPG BVI established Ren Ren Jia International Limited, or RRJI HK, a Hong Kong limited liability company, as its wholly owned subsidiary. RRJI HK then, on February 2, 2015, established Anhui Zhijia Cornerstone Electronics Technology Co., Ltd., or Anhui Electronics, as a wholly foreign-owned enterprise in China. Anhui Electronics entered into a series of contractual agreements with Anhui Solar and its shareholders, including the exclusive business cooperation agreement, the equity pledge agreement, the exclusive option agreement and the power of attorney, under which Anhui Electronics exercises effective control over the operations of Anhui Solar. The shareholders of Anhui Solar received nominal monetary benefits in return for entering into the contractual arrangements with Anhui Electronics.

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The following diagram (reproduced as Exhibit 99.1 hereto) illustrates our corporate structure, including our principal subsidiaries and consolidated VIE following the Share Exchange and as of the date of this Amended Current Report:

Zhang Min
100%
WISDOM RANK GROUP LIMITED
1.9%
Ji Quan
100%
SUPERB QUALITY HOLDINGS LIMITED
55.1%
Li Qim ei
100%
CHERISH STONE HOLDINGS LIMITED
38%
OTHER STOCKHOLDERS
5%
China Energy Technology Corp., Ltd.
100%
FINE PROGRESS GROUP LIMITED
优进集团有限公司
100%
Ren Ren Jia International Limited
Offshore
Onshore
100%
Anhui Zhijia Cornerstone Electronics Technology Co., Ltd.
安徽致佳基石电子科技有限公司
1, 2, 4
Ji Quan
5
Li Qim ei
80%
20%
Contractual arrangement
Anhui Renrenjia Solar Co., Ltd.
安徽人人家太阳能有限公司
1, 2, 3

Contractual arrangements include: 1. Exclusive Option Agreement; 2. Equity Pledge Agreement; 3.Exclusive Business Cooperation Agreement; 4. Power of Attorney; 5. Spousal Consent Letter

As a result of the Share Exchange, we own directly 100% of the equity interests of FPG BVI, which owns directly 100% of the equity interests of RRJI HK, which owns directly 100% of the equity interests of Anhui Electronics.

The registered owners of Anhui Solar, Quan Ji and Qimei Li, Own 80% and 20% of the outstanding capital of Anhui Solar, respectively. Quan Ji owns 100% of Superb Quality Holdings Limited, a British Virgin Islands corporation which owned 58% of FPG BVI and now, following the Share Exchange, owns 55.1% of us. Qimei Li owns 100% of Cherish Stone Holdings Limited, a British Virgin Islands corporation which owned 40% of FPG BVI and now, following the Share Exchange, owns 38% of us. Quan Ji and Qimei Li, husband and wife, through spousal consents, have each unconditionally and irrevocably agreed that the other may enter into and be bound by the exclusive option agreement, equity pledge agreement and power of attorney with Anhui Electronics.

Because Mr. Ji, our indirect majority shareholder, is a PRC national we are not able at this time to acquire the equity of Anhui Solar and, as a result, we operate our business in China through our consolidated affiliated entity, Anhui Solar on a VIE basis. We do not hold any equity interest in Anhui Solar; however, through a series of contractual arrangements with Anhui Solar and its shareholders discussed below, we effectively control Anhui Solar and enjoy its economic benefits. Anhui Solar is considered a "variable interest entity" of our company under U.S. generally accepted accounting principles. Therefore, we have consolidated the financial results of Anhui Solar into our financial statements. If Anhui Solar or its shareholders fail to perform their respective obligations under the contractual arrangements, we could be limited in our ability to enforce the contractual arrangements that give us effective control over Anhui Solar. Furthermore, if we are unable to maintain effective control over Anhui Solar, we would not be able to continue to consolidate the financial results of Anhui Solar with ours. See "Risk Factors—Risks Related to Our Corporate Structure,” below.

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Contractual Arrangements with Anhui Solar

We have entered into contractual arrangements with Anhui Solar and its shareholders described below, through which we exercise effective control over the operations of Anhui Solar and receive substantially all its economic benefits and residual returns. Through the exclusive business cooperation agreement between Anhui Solar and Anhui Electronics, Anhui Electronics agrees to provide certain technical and business support and related consulting services to Anhui Solar in exchange for service fees. In addition, pursuant to the exclusive option agreement, Anhui Solar is prohibited from declaring and paying any dividends without Anhui Electronics' prior consent and Anhui Electronics enjoys an irrevocable and exclusive option to purchase Anhui Solar shareholders' equity interests, to the extent permitted by applicable PRC laws, at a nominal price. If the lowest price permitted under PRC law is higher than the above price, the lowest price permitted under PRC law shall apply. Through the arrangements, we can obtain all of Anhui Solar's income and all of its residual interests, such as undistributed earnings, either through dividend distribution or purchase of Anhui Solar's equity interests from its existing shareholders. On the other hand, we will not receive all of Anhui Solar's revenues, are not legally entitled to residual interest as a shareholder upon Anhui Solar's liquidation, and are not legally responsible for Anhui Solar's debts or other liabilities. As a result of the contractual arrangements, we consolidate Anhui Solar's financial results in our consolidated financial statements in accordance with U.S. GAAP.

Exclusive Business Cooperation Agreement.    Under the exclusive business cooperation agreement between Anhui Solar and Anhui Electronics, Anhui Electronics has the exclusive right to provide, among other things, technical support and business support and related consulting services to Anhui Solar and Anhui Solar agrees to accept all the consultation and services provided by Anhui Electronics. Without Anhui Electronics' prior written consent, Anhui Solar is prohibited from engaging any third party to provide any of the services under this agreement. In addition, Anhui Electronics exclusively owns all intellectual property rights arising out of or created during the performance of this agreement. Anhui Solar agrees to pay a quarterly service fee to Anhui Electronics at an amount determined solely by Anhui Electronics after taking into account factors including the complexity and difficulty of the services provided, the time consumed, the seniority of the Anhui Electronics employees providing services to Anhui Solar, the value of services provided, the market price of comparable services and the operating conditions of Anhui Solar. This agreement will remain effective unless Anhui Electronics terminates the agreement in writing or a competent governmental authority rejects the renewal applications by either Anhui Solar or Anhui Electronics to renew its respective business license upon expiration. Anhui Solar is not permitted to terminate this agreement in any event unless required by applicable laws. Anhui Solar shall pay a service fee to Anhui Electronics each month. This fee, which shall be determined by the parties through negotiation, shall consist of a management fee and a fee for services provided.

The Exclusive Business Cooperation Agreement is filed as Exhibit 10.3 to this Report and incorporated herein by reference.

Equity Interest Pledge Agreements.    Under the equity interest pledge agreements between Anhui Electronics, Anhui Solar and the shareholders of Anhui Solar, the shareholders pledged all of their equity interests in Anhui Solar to Anhui Electronics to guarantee Anhui Solar's and Anhui Solar's shareholders' performance of their obligations under the contractual arrangements including, but not limited to, the payments due to Anhui Electronics for services provided. If Anhui Solar or any of Anhui Solar's shareholders breaches its contractual obligations under the contractual arrangements, Anhui Electronics, as the pledgee, will be entitled to certain rights and entitlements, including receiving proceeds from the auction or sale of whole or part of the pledged equity interests of Anhui Solar in accordance with legal procedures. Anhui Electronics has the right to receive dividends generated by the pledged equity interests during the term of the pledge. If any event of default as provided in the contractual arrangements occurs, Anhui Electronics, as the pledgee, will be entitled to dispose of the pledged equity interests in accordance with PRC laws and regulations. The pledge will become effective on the date when the pledge of equity interests contemplated in these agreements are registered with the relevant local administration for industry and commerce and will remain binding until Anhui Solar and its shareholders discharges all their obligations under the contractual arrangements. We registered these equity interest pledge agreements with the Bengbu Administration for Industry and Commerce on March 11, 2015.

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The Equity Interest Pledge Agreements are filed as Exhibit 10.4 to this Report and incorporated herein by reference.

Exclusive Option Agreements.    Under the exclusive option agreements between Anhui Electronics, each of the shareholders of Anhui Solar and Anhui Solar, each of the shareholders irrevocably granted Anhui Electronics or its designated representative(s) an exclusive option to purchase, to the extent permitted under PRC law, all or part of his, her or its equity interests in Anhui Solar, for a nominal price from the individual shareholders. If the lowest price permitted under PRC law is higher than the above price, the lowest price permitted under PRC law shall apply. Anhui Electronics or its designated representative(s) has sole discretion as to when to exercise such options, either in part or in full. Without Anhui Electronics' prior written consent, Anhui Solar's shareholders shall not transfer, donate, pledge, or otherwise dispose any equity interests in Anhui Solar. These agreements will remain effective until all equity interests held in Anhui Solar by the Anhui Solar's shareholders are transferred or assigned to Anhui Electronics or Anhui Electronics' designated representatives. At the moment, we cannot exercise the exclusive option to purchase the current shareholders' equity interests in Anhui Solar because our indirect majority shareholder, Quan Ji, is a PRC national. We may exercise such option if Mr. Ji becomes a national of a country other than the PRC.

The Form of Exclusive Option Agreement is filed as Exhibit 10.5 to this Report and incorporated herein by reference.

Powers of Attorney.    Pursuant to the powers of attorney, the shareholders of Anhui Solar each irrevocably appointed Anhui Electronics as the attorney-in-fact to act on their behalf on all matters pertaining to Anhui Solar and to exercise all of their rights as a shareholder of Anhui Solar, including but not limited to attend shareholders' meetings, vote on their behalf on all matters of Anhui Solar requiring shareholders' approval under PRC laws and regulations and the articles of association of Anhui Solar, designate and appoint directors and senior management members. Anhui Electronics may authorize or assign its rights under this appointment to any other person or entity at its sole discretion without prior notice to the shareholders of Anhui Solar. Each power of attorney will remain in force until the shareholder ceases to hold any equity interest in Anhui Solar.

The Form of Power of Attorney is filed as Exhibit 10.6 to this Report and incorporated herein by reference.

Spousal Consent Letters.  Under spousal consent letters dated February 11, 2015, each of Quan Ji and Qimei Li has unconditionally and irrevocable agreed to the execution by the other of the equity interest pledge agreement, the exclusive option agreement and the power of attorney, and the disposal of each of their equity interests in Anhui Solar by the other pursuant to the indicated agreements. Additionally, each of Quan Ji and Qimei Li has agreed not to make any assertions in connection with the equity interests in Anhui Solar held by the other. Each has agreed to execute all necessary documents and take all necessary actions to ensure the appropriate performance of the above listed agreements and that if either of them obtains the equity interests of the other in Anhui Solar, he or she will be bound by these agreements with respect to those equity interests.

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The Form of Spousal Consent Letter is filed as Exhibit 10.7 to this Report and incorporated herein by reference.

In the opinion of our PRC counsel, Han Kun Law Offices, these contractual arrangements are valid, binding and enforceable under current PRC laws. However, these contractual arrangements may not be as effective in providing control as direct ownership. There are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. For a description of the risks related to our corporate structure, please see "Risk Factors—Risks Related to Our Corporate Structure."

Our Business

Overview

Immediately following completion of the Share Exchange, the business of Anhui Solar, our PRC-based operating company, became our business. Anhui Solar is a modern high-tech company specializing in the development, production, sales and service provider of new solar energy. Anhui Solar has developed four series of products - the vacuum tube solar energy collector, the balcony flat panel solar energy collector, the air energy heater and the air energy floor heating system. Anhui Solar currently manufactures and sells the vacuum tube solar energy collector and the balcony flat panel solar energy collector type solar water heating systems.

Business Background

Anhui Solar was established in 2009 in Bengbu City, Anhui Province, PRC. The Company began its operations by selling solar power water heater systems manufactured by other companies. In 2011, the Company built a manufacturing facility in Guzhen County of Bengbu City and started manufacturing and selling its own brand of solar water heating system produced in its own facilities.

Product Description

Solar Water Heaters

Our primary products are solar water heaters are used to generate hot water for residential use. We manufacture and sell two types of solar hot water heaters: vacuum tube solar water heaters and balcony flat panel, or tablet, solar water heaters.

Solar water heaters use sunlight to heat either water or a heat-transfer fluid in collectors. The solar collector is installed either on roof top or balcony facing south. As sunlight passes through the collector's glazing, it strikes an absorbing material. This material converts sunlight into heat, and the glazing prevents the heat from escaping. The two most common types of solar collectors used in solar water heaters in the PRC market are vacuum tube collectors and glazed flat panels. Solar-heated water is stored in an insulated tank until use. Hot water is drawn off the tank when tap water is used, and cold make-up water enters at the bottom of the tank. Solar water heaters tend to have a slightly larger hot water storage capacity than conventional water heaters. This is because solar heat is available only during the day and sufficient hot water must be stored to meet evening and morning requirements.

For the first few years of our business, through 2013, we primarily sold traditional, vacuum tube array solar water heater systems to rural residential users through direct sales and third party distributor channels. In 2014, we began to focus on the local, urban property developers market for the sale our newly developed flat panel, platform style solar water heater systems which could be installed on the balcony or wall outside of each individual apartment in multi-unit, multi-story apartment buildings.

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In our traditional vacuum tube solar water heating system, vacuum tubes are installed on the top of a stainless tripod which is mounted and installed on the roof of a house or apartment building. In the flat panel platform style product, vacuum tubes are installed inside a flat panel rectangular box, or shell, which fully covers the vacuum tubes. The manufacturing process for the flat panel system is much more complex than that for the traditional vacuum tube system as it requires specially machinery to produce the one piece molded shell. The shell not only holds the vacuum tubes, but also acts as a solar collector through the box cover which includes an absorption layer on the surface. Unlike the traditional vacuum tube system which can only be installed on a roof, the flat panel system can be hung vertically outside of an apartment balcony, thus saving space and enabling the installation of one panel style system for each apartment.

Approximately 0% of our total revenues for 2013 were derived from sales of our flat panel solar water heaters compared to 100% of our total revenues for 2013 from sales of our vacuum tube collector solar water heaters. Approximately 86% of our total revenues for the first nine months of 2014 were derived from sales of our flat panel solar water heaters compared to 14% of our total revenues for the first nine months of 2014 from sales of our vacuum tube collector solar water heaters. Our traditional, vacuum tube system models sell at from approximately RMB 1,700 (approx. $275) to RMB 2,500 (approx. $400) per unit while our flat panel system sells at approximately RMB 2,900 (approx. $465) per unit.

Energy Heating and Other Products

We have developed air energy heaters and air energy floor heating systems although we are not manufacturing these products in significant numbers or selling them at this time. In our air energy system, the heat available in low temperature air is absorbed by the system and compressed to produce high temperature heated air which heats water in the water storage tank. To date, we have produced only small numbers of these units as models for exhibition purposes only and they do not contribute to our sales. We have also developed an air purifier product that uses activated carbon as an agent that can absorb, decompose and convert many kinds of air pollutions, such as PM2.5, dust and pollen, a water purifier product that uses activated carbon as agent to effectively absorb harmful materials from the water, such as bacteria and heavy metal, and a photovoltaic product that uses photoelectric effects to directly transfer solar energy into electric energy for storage in a battery, for street lighting applications. We have not generated any revenues from these products and we have no current plans to market or sell them.

Manufacturing

Facilities - Process, Cost, and Capacity

Guzhen County Existing Facilities

Anhui Solar assembles and manufactures all of its products in a 9,500 square meter (102,257 square foot) production facility in Guzhen County of Bengbu City. Anhui Solar has rented these facilities since February 1, 2012 on a year to year lease basis from Bengbu Boyuanzhiye Co., Ltd. (“BBC Ltd.”), a real estate company owned by Ms. Qimei Li, a stockholder of the Company and wife of Mr. Quan Ji, the Company’s sole officer and director and majority stockholder. Under the lease arrangement, Anhui Solar is responsible for its own electricity, water and maintenance costs but has not had to pay any rent. It is expected that now that the Share Exchange has closed, the Company will begin to pay rent of approximately RMB 30,000 (approximately $4,800) per month on these facilities in the near future.

Anhui Solar also leases a 1,139 square meters (12,260 square feet) office building from BBC Ltd. for a monthly fee of 6,000 RMB (US $958). Anhui Solar built an approximately 3,000 square meter (32,000 square foot) four story addition to this office building at a cost of approximately RMB 4,000,000 (US $604,285). BBC Ltd. agreed to be responsible for the cost of this construction and, as a result, has signed a loan agreement agreeing to repay the $604,285 construction amount to Anhui Solar by January 1, 2016.

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Copies of the English translations of (i) the factory space rental agreement for 2014, (ii) the office space lease agreement for 2014 and (iii) the loan agreement, each between Anhui Solar and BBC Ltd., are attached hereto as Exhibit 10.8, Exhibit 10.9 and Exhibit 10.10, respectively, and are incorporated herein by reference.

Anhui Solar’s Guzhen County facilities are built on an eight acre (50 Mu) plot of land leased by BBC Ltd. for a term of fifty (50) years from the Guzhen County government. BBC Ltd. provides this land to Anhui Solar at no cost. In 2012, we completed construction of a factory building at a cost of approximately RMB 1,000,000 (US $161,000). This facility includes dormitories for up to approximately 20 employees who, from time to time, utilize these facilities when they work late shifts and live too far from the factory to commute.

Anhui Solar utilizes an automated production line for the manufacture of water tanks, while our other products are manufactured utilizing manual labor. We completed the production line for out platform style water heating system in 2014.

Set forth below is certain information regarding our current manufacturing capacity:

Current Manufacturing Capacity

	Daily Unit No.	Annual Unit No.
Solar Water Heaters	300	90,000
Air Energy Heaters and Air Energy Heating Systems	30	9,000

Guzhen County New Facilities

In January 2009, the Bengbu city government issued a regulation requiring all local factories to relocate to the city’s industrial development zone in Guzhen County. As a result of this regulation, the Company, in April 2014, leased from the Guzhen County government 24 acres (150 Mu) of land in the industrial development zone at a price of approximately RMB 8,400,000 (US $ 1,350,000) for a term of fifty (50) years for a new manufacturing facility which it has begun constructing. According to the agreement between Anhui Solar and the Guzhen County government, the new facilities must be completed by December 1, 2017, by which time Anhui must vacate its existing manufacturing facilities. We expect these new facilities to be completed prior to that date. The Guzhen County government will compensate Anhui Solar for vacating its currently existing facilities. The new facilities will have a manufacturing capacity of 100,000 flat panel solar water heating systems per year.

A copy of the English translation of the investment contract between Anhui Solar and Guzhen County relating to the new Guzhen facilities is attached hereto as Exhibit 10.11 and incorporated herein by reference.

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Fengyang City Facility

To increase our manufacturing capacity, we have also leased for a term of fifty (50) years an 24 acre (150 Mu) parcel of land in Fengyang City where we have begun construction of a new production facility at an expected cost of approximately RMB 23,000,000 (USD 3,700,000) and a total investment cost of approximately RMB 320,000,000 (US $51, 500,000). This facility will include approximately 1,184,030 square feet (110,000 square meters) of manufacturing space, a 150,695 square foot (14,000 square meter) testing lab, 215,280 square feet (20,000 square meters) of warehousing and raw materials storage space, 182,986 square feet (17,000 square meters) of employee dormitory space, 53,820 square feet (5,000 square meters) of senior management townhouse space, and 269,100 square feet (25,000 square meters) of office space. This facility is designed to manufacture 600,000 solar power water heating systems annually. Construction will be divided into four phases with the first phase having a 100,000 unit per year manufacturing capacity to be ready by the end of 2015 and the remaining phases to be built upon the availability of the required financing. There can be no assurance at this time that financing for the three remaining construction phases will be available at acceptable terms or at all.

A copy of the English translation of the agreement between Anhui Solar and the Investment Promotion Bureau of Fengyang County relating to the new Fengyang facilities is attached hereto as Exhibit 10.11 and incorporated herein by reference.

Raw Materials and Principal Suppliers

The primary raw materials for manufacturing our products are stainless steel plate, vacuum tubes, iron and regular steel plate. These raw materials are generally available on the market and we have not experienced any raw material shortage in the past. Because of the general availability of these raw materials, it has not been our standard practice to enter into long-term contracts or arrangements with most of our raw materials suppliers. We believe that this gives us the flexibility to select the most suitable suppliers based on product quality and price terms provided by suppliers each year. We generally have at least three suppliers that are pre-approved for each raw material supply. However, this arrangement does not provide any guarantee that necessary raw materials will continue to be available at prices or delivery terms acceptable to us.

During the past two (2) years, we have purchased stainless steel plate primarily from Wuxi Guoxing stainless steel Ltd in Jiangsu Province. Our top five (5) suppliers of vacuum tubes are Shandong Huashenglong Solar Energy Technology Co.Ltd., Haining Juguan Insulation Material Technology Co. ltd., Shandong Changhong Solar Energy Co. Ltd., Haining Huafeng Evacuated Solar Energy Collector Tube Co. Ltd and Shandong Spectrum Solar Engineering Co. Ltd. Our principal suppliers of steel and iron plate are from Shandong and Zhejiang Provinces. We do not rely on any particular suppliers to procure other raw materials.

Quality Control Certifications

Our manufacturing processes follow strict guidelines and standard operating procedures. Anhui Solar has been issued ISO14001 certification on April 10, 2014and ISO9001 certification on September 28, 2014.

Because of our stringent quality control system, most of our products are certified by governmental quality control testing centers, such as the Anhui Provincial Supervising and Testing Research Institute for Product quality. We also have been awarded the China solar energy heat utilization engineering design and construction qualification certification by China Energy Saving Association and China Rural energy industrial association, the China Nation Mandatory Product Certification by the China Quality Certification Center and the High-tech Enterprise Certification by Anhui Science and technology Center, Anhui Provincial Department of Finance and Anhui Administration of Taxation

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The Market

General PRC/Anhui Province Market Characteristics

Due to the implementation of the Chinese government’s subsidy programs starting in 2007 and related energy saving demands with respect to new construction, the domestic solar power industry in China has grown steadily on a yearly basis. Total sales of all solar power usage products including, but not limited to, the solar water heating sector, as reported by the China Solar Power Association, reached 100 billion RMB (approximately$12 billion) in 2012, and estimated to reach 300 billion RMB (approximately $48 billion) in 2020.

The solar power water heater industry in China has two major sectors, traditional household water heater systems and urban, multi-unit real estate development apartment water heater systems. Due to the energy saving demand of multi-unit apartment building construction, local governments have issued various regulations to support and promote this water heater sector in recent years. The market share for this sector has increased from 35% in 2007 to more than 60% in 2013. This increase was mainly due to the dramatic increase in local commercial building demand in the past couple of years. Since 2014, Anhui Solar has been focusing on this real estate development sector as well.

Anhui Solar’s Market

Anhui Solar is located in the northern part of Anhui Province and that is where its primary market is located, although it does sell into other provinces such as Shandong, Jiangsu, Zhejiang and Henan. Historically, Anhui Solar its solar water heating products locally to rural residents through direct sales and various third party distributors. In the past two years, Anhui Solar has shifted its sales focus to the urban areas where it has begun to concentrate on selling its flat panel, platform solar water heating systems to real estate developers for multi-unit construction projects.

Seasonality of our Business

Sales of our solar hot water heaters to the residential market are affected by seasonality with the first and fourth quarters of the year being the best for sales in this market. Sales to the real estate developer market is not affected by seasonality.

Government Supportive Programs

Anhui Solar received $2,699,176 in government of China subsidies for the year ended December 31, 2013. This amount equaled approximately 26.5% of Anhui Solar’s total revenue for 2013. Anhui Solar participated in a government rural residents benefit program titled “Home Electric Appliances to the Countryside” to sell its products and receive the governmental subsidies. Under this program, which was established in 2007 to stimulate the domestic economy, Anhui Solar received 13% of the retail price of every water heater system sold in 2013. Anhui Solar did not qualify for this program prior to 2013. This subsidy program has been ended by the Chinese government and was not in place for 2014. We have no knowledge of additional government subsidy programs and there can be no assurances that any such programs will be established in the future.

Anhui Solar’s Marketing and Growth Strategy

As competition in the market for traditional solar power water heater systems intensifies, profit margins for that product line have become very low. As a result of this trend, Anhui Solar has determined to concentrate its sales and marketing efforts on the flat panel heating system that can be installed outside of apartment balconies and sold to multi-unit apartment building developers. Anhui Solar has already shifted its product line toward the new flat panel system and has expanded its sales force in this sector. We expect, although we cannot guarantee, that this the new product area will contribute a larger percentage of our revenues in the future.

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The new manufacturing facilities that Anhui Solar is building in Fengyang city and Guzhen County, Bengbu City will provide a better manufacturing environment, larger capacity and much improved cost efficient production lines. This will help to control the overall cost of production and, we expect, increase profit margin.

Anhui Solar is also planning to open four to five representative offices outside of Anhui province, to develop new market in 2015. The first representative office, in Yantai city, Shandong province, was operational in early 2015. We expect that these new sale offices will contribute more revenue in the future.

Our Distribution and Agency Network

Anhui Solar has more than 120 home appliance sales agencies in all major villages and towns in Anhui province. These distributors are responsible for the installation and servicing of the our solar hot water units. We continue to develop new agency relationships and we eliminate those agencies whose quarterly sales underperform. We expect to maintain over the long term more than 100 agencies in Anhui province, to maximize steady revenue input from the sale of our household solar water heater systems.

Anhui Solar also has a direct sales department with a staff of more than 40 employees and we maintain a fleet of 15 delivery vans. The sales department is responsible for local distributor management and support, and direct sales to real estate developers for our flat panel, platform water heater system for apartment buildings. We are expanding the sales force for these water heater systems by acquiring experienced staff from other big brand name companies in the sector. These new sales personnel are expected to contribute significantly to our revenue growth through increased multiple sales of these platform units.

Additionally, we have opened a representative office in Yantai, Shandong Province, and we are preparing to open an additional four such offices in 2015 in Shandong and Jiangsu provinces.

Our After-Sales Services

Our traditional, roof mounted household solar water heater system has a very simple design and, once it properly installed on a roof, its operation is very reliable and it needs little maintenance. We do maintain an inventory of spare vacuum tubes at our warehouse and, if a unit becomes damaged, our distributors are able to replace vacuum tubes and make repairs on location.

Our flat panel, platform style water heater systems are typically installed on the vertical edge of an apartment balcony. With this product, the vacuum tubes are shielded by the shell, therefore, they are better protected and the unit is more sturdy than the traditional household system. Any damage to these units, such as leaking, is normally repaired by the onsite property management companies responsible for the buildings where these units are installed. In any case, we have a team of repairman ready to assist as needed.

Intellectual Property

Trademarks

“Renrenjia” is the trade mark for all of Anhui Solar’s products. This trade mark was registered with the Anhui Bureau for Industry and Commerce on December 28, 2006 and the registration expires on December 7, 2016. The registration number is 4225424. This trademark is authorized by the Bureau of Trade Mark of State Administration for Industry and Commerce (“SAIC”) of the PRC.

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Patents

Anhui owns eight (8) utility model patents, and one (1) invention patent. All patents were issued by the State Bureau of Intellectual property of the PRC. The protection period for utility patents is 10 years, and for invention patent is 20 years. All patents of the company were registered between 2010 and 2013; therefore, the intellectual property of Anhui Solar is protected for an extended period of time.

Set forth below is a listing of our patents:

patent name	patent number	date of grant	jurisdiction
Strong Thermal insulation solar water heater	ZL 2009 1 0116257.2	03/11/2010	State Intellectual Property Bureau of the PRC
A flat plate type solar anti freezing device	ZL 2012 2 0464929.6	20/02/2013	State Intellectual Property Bureau of the PRC
Air thermal cycling switch	ZL 2012 2 0464952.5	20/02/2013	State Intellectual Property Bureau of the PRC
Flat Plate Solar Water Heater Which could be installed in the straight	ZL 2012 2 0464980.7	20/02/2013	State Intellectual Property Bureau of the PRC
Instant Heating Type Solar Water Heater	ZL 2014 2 0002515.0	06/08/2014	State Intellectual Property Bureau of the PRC
Solar auxiliary air source heat pump system	ZL 2012 2 0464915.4	20/02/2013	State Intellectual Property Bureau of the PRC
Solar energy adsorption heat pump ground heating air conditioner	ZL 2014 2 0002491.9	06/08/2014	State Intellectual Property Bureau of the PRC
Structure for improving air energy and air condition safety	ZL 2012 2 0464944.0	20/03/2013	State Intellectual Property Bureau of the PRC
Warm water floor heating type heating plate	ZL 2014 2 0002512.7	06/08/2014	State Intellectual Property Bureau of the PRC

Competition

After years of industry operation in a subsidized environment with programs such as the “Home Electric Appliances to the Countryside” program, the trend of industry consolidation is very noticeable. With more than 2,000 manufactures in 2012 across the PRC, as reported by the China Solar Power Association, four or five of these companies have become the top industry manufacturers, 20 are large scales manufacturers, and 100 are local top tier manufacturers. These 100 local manufactures accounted for more than 40% of the total market share. Anhui Solar is in this group of 100 companies.

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According to available statistics, there are more than 80 solar power water heater related manufactures in Anhui province, 50 of them are whole set manufactures, and approximately 30 of them are parts manufactures. Anhui Solar is the second tier of this group; the top tier often has manufacturing capacity for more than 100,000 units annually and annual sales over RMB 200,000,000 (approximately $32,000,000).

Due to the government’s recent subsidy programs including the “Home Electric Appliances to the Countryside” program, almost all solar power heating system manufacturers have operated at very low margins, with most recorded profit deriving from the available subsidies. We believe our success lies in our quality control, brand recognition strategy, comprehensive distribution network and advertising.

Government Regulation

We are not subject to any requirements for governmental permits or approvals or any self-regulatory professional associations for the manufacture and sale of solar hot water heaters. We are required to obtain a production approval from the Quality and Technology Supervisory and Control Bureau at the provincial level for the manufacture and sale of space heating products. Other than the foregoing, Anhui Solar is not subject to any other significant government regulation of its business or production, or any other government permits or approval requirements, except for the laws and regulations of general applicability for corporations formed under the laws of the PRC. We are not aware of any PRC environmental law which affects the production or sale of our products.

Employees

As of March 31, 2015 we had approximately 270 full time employees, 138 of whom have a junior college degree or above.

Our senior manufacturing personnel include a number of professional engineers and senior technology consultants.

DESCRIPTION OF PROPERTIES

See the discussion of our properties and facilities in Bengbu City and Fengyang City set forth above.

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RISK FACTORS

We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. you should carefully consider the following risks, together with the financial and other information contained in this report. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected.

THIS REPORT CONTAINS CERTAIN STATEMENTS RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF OUR COMPANY. SUCH STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, YOUSHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS REPORT, INCLUDING THE MATTERS SET FORTH BELOW, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

If any of the following or other risks materialize, the Company’s business, financial condition, and results of operations could be materially adversely affected which, in turn, could adversely impact the value of our Common Stock.

The risks described below do not purport to be all the risks to which the Company could be exposed. This section is a summary of certain risks and is not set out in any particular order of priority. They are the risks that we presently believe are material to the operations of the Company. Additional risks of which we are not presently aware or which we presently deem immaterial may also impair the Company’s business, financial condition or results of operations.

Risks Related to Our Business

We have a limited operating history and are subject to the risks encountered by early-stage companies.

Anhui Solar was organized in the PRC in November 2009. Because our operating company has a limited operating history, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

●	risks that we may not have sufficient capital to achieve our growth strategy;

●	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

●	risks that our growth strategy may not be successful;

●	risks that we will not be able to compete; and

●	risks that fluctuations in our operating results will be significant relative to our revenues.

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These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

We have a history of net losses, may incur substantial net losses in the future and may not achieve profitability.

Although we have begun to generate substantial revenues, we have incurred significant losses since inception. We expect to incur increased costs to implement our business plan and increase revenues, such as costs relating to expanding our product offerings into additional markets, both in the PRC and abroad. If our revenues do not increase to offset these additional expenses or if we experience unexpected increases in operating expenses, we will continue to incur significant losses and will not become profitable. If we are not able to significantly increase our revenues, we will likely not be able to achieve profitability in the future.

Investing in our securities is considered a high risk investment.

An investment in an early stage company such as ours involves a degree of risk, including the possibility that your entire investment may be lost. There can be no assurance that the business of Anhui Solar in China will be successful or profitable.

Our management team does not have experience in U.S. public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our management team has had no U.S. public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable U.S. federal securities laws, including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and result in the deterioration of our business.

Our principal shareholders have borrowed considerable sums of money from Anhui Solar.

Our Principal shareholders, Mr. Quan Ji, also our Chief Executive Officer, and Ms. Qimei Li, the wife of Mr. Ji, have borrowed approximately $12 million ($ six million each) from Anhui Solar during the past few years, for their personal use. Although Anhui Solar has stopped the practice of lending funds to Mr. Ji and Ms. Li as of January 1, 2015 and they have agreed to repay in full the amount owed by June 30, 2015, a delay or failure to repay could negatively impact out cash flow position and our ability to continue to do business.

If we lose the services of our founder or other members of our senior management team, we may not be able to execute our business strategy.

Our success depends in a large part upon the continued service of our senior management team. In particular, the continued service of Quan Ji, our Chief Executive Officer, is critical to our vision, strategic direction, culture, products and technology. We do not maintain key-man insurance for any of our founders or other members of our senior management team. The loss of any of our founders, even temporarily, or any other member of senior management could harm our business.

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We may experience difficulty in establishing business controls and procedures that meet Western standards.

The PRC historically has not adopted a Western style of management and financial reporting concepts and practices, modern banking, computer or other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We cannot assure you that our organic growth strategy will be successful.

Our strategy is to grow organically by increasing the distribution and sales of our products in new markets outside of northern Anhui Province, into other provinces of the PRC and, possibly, overseas as well. However, entering new markets faces many obstacles, including the costs to entering into new markets, developing and implementing effective marketing efforts, and maintaining attractive foreign exchange ratios for sales outside the PRC. We cannot assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to successfully implement our organic growth strategy may have a negative impact on our growth strategy, our future financial condition, results of operations, and cash flows.

Our dependence on a limited number of customers may cause significant fluctuations or declines in our revenues.

Although historically we have sold traditional solar water heating units in the residential rural market, we have begun to manufacture and sell platform style solar water heating systems to real estate developers for large urban apartment building projects. A substantial portion of our recent sales has been to such real estate developers and we expect this trend to continue in the future. We anticipate that our dependence on a limited number of such real estate development customers will increase in the foreseeable future. Consequently, any one of the following events may cause material fluctuations or declines in our revenues and have a material adverse effect on our results of operations:

●	reduction, delay or cancellation of orders from one or more significant customers;

●	selection by one or more significant customers of products competitive with ours;

●	loss of one or more significant customers and our failure to identify additional or replacement customers; and

●	failure of any significant customers to make timely payment for our products.

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Risks Related to Our Industry

Because the markets in which we compete are highly competitive and many of our competitors have greater resources than us, we may not be able to compete successfully and we may lose or be unable to gain market share.

We mainly focus on the local solar water heater market in northern Anhui Province, PRC. Competition in our primary residential market has led to oversupply and price cutting. Some of our competitors have a stronger market position than ours, more sophisticated technologies greater resources and better name recognition than we do. As a result, it is a challenge for us to establish our competitive market position in the industry. In order to acquire more market share, we must maintain our corporate integrity by keeping our focus on quality products, continue to improve our good image within the industry and the market, respond more quickly to changing customer demands or market conditions and continue to devote substantial resources to the marketing and promotion.

New competitors or alliances among existing competitors could emerge and rapidly acquire a significant market share, which would harm our business. If we fail to compete successfully, our business will suffer and we may lose or be unable to gain market share.

Risks Related to Our Corporate Structure

We control Anhui Solar through a series of contractual arrangements, which may not be as effective in providing control over the entity as direct equity ownership and may be difficult to enforce.

We operate our business in the PRC through our variable interest entity, Anhui Solar. Anhui Solar holds the licenses, approvals and assets necessary to operate our business in the PRC. We have no equity ownership interest in Anhui Solar and rely on contractual arrangements with Anhui Electronics, Anhui Solar and its shareholders that allow us to substantially control and operate Anhui Solar. These contractual arrangements may not be as effective as direct equity ownership in providing control over Anhui Solar because Anhui Solar or its shareholders could breach these arrangements.

Our contractual arrangements with Anhui Solar are governed by PRC law. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. If Anhui Solar or its shareholders fail to perform their respective obligations under these contractual arrangements, we may incur substantial costs to enforce such arrangements and rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages.

The legal environment in the PRC is not as developed as in the United States and uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event that we are unable to enforce these contractual arrangements, our business, financial condition and results of operations could be materially adversely affected.

Because the relationship between Anhui Solar and Anhui Electronics is entirely contractual, our interest in Anhui Solar depends on the enforceability of those agreements under the laws of the PRC. We are not aware of any judicial decision as to the enforceability of similar agreements under PRC law.

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If the PRC government determines that the contractual arrangements through which we control Anhui Solar do not comply with applicable laws and regulations, our business may be adversely affected.

On January 19, 2915, the Ministry of Commerce of the PRC, or MOFCOM, released a discussion draft (the “Draft”) of the proposed Foreign Investment Law for public review and comments. The Draft has introduced several major changes to the current foreign investment approval regime, including simplifying the market entry approval requirement for all foreign investment to a “negative list management” system and establishing a national security review system and an information reporting system.

In addition to these changes, the Draft has clarified the definition of “Control”, to cover the following summarized categories: (i) holding 50% or more of the voting rights of the subject entity; (ii) holding less than 50% of the voting rights of the subject entity but having the power to secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to material influence on the board, the shareholders’ meeting or other equivalent decision making bodies; or (iii) having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial matters or other key aspects of business operations. If the Draft is eventually promulgated as is, the definition of “Control”, together with the market entry approval requirement and penalty clauses, would make it difficult for foreign investors using the variable interest entities structure, or VIE Structure. However, the Draft has not taken a position on what actions will be taken with respect to the existing companies operating within the VIE structure, whether these companies are controlled by Chinese parties or not. Under the terms of the Draft, if the VIE structure is de facto under Chinese investor’s control, the operator might be required to make application to the approval authority for its decision on whether the VIE structure can continue.

Although we believe the contractual arrangements through which we control Anhui Solar comply with current licensing, registration and regulatory requirements of the PRC, we cannot assure you that the PRC government would agree, or that new and burdensome regulations, including the Draft or otherwise, will not be adopted in the future. If the Draft is eventually adopted as currently written and the PRC government determines that our structure or operating arrangements do not comply with the Draft and/or other then applicable law and regulations, it could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, require us to restructure our operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our customers, or take other regulatory or enforcement actions against us that may be harmful to our business.

We rely on dividends and working capital advances paid by our subsidiaries and VIEs for our cash needs.

We conduct substantially all of our operations in China through our subsidiary, Anhui Electronics, and our variable interest entity, Anhui Solar. We rely on dividends and working capital advances from these affiliated entities for our cash needs, including the funds necessary to pay any dividends which we may declare and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends and working capital advances by entities organized in China is subject to limitations. Regulations in China currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. Each of our subsidiary and variable interest entity is also required to set aside at least 10% of its after-tax profit based on China’s accounting standards each year to its general reserves until the accumulated amount of such reserves reaches 50% of its registered capital. These reserves are not distributable as cash dividends. Our affiliated companies in China are also required to allocate a portion of their after-tax profits to their staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation. In addition, if our subsidiaries and VIE incur debt, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

China’s Unified Corporate Income Tax Law also imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement.

Potential conflicts of interest may arise between the Company and Mr. Quan Ji, the controlling stockholder and chief executive officer of Anhui Solar, which could adversely affect our business.

Mr. Quan Ji, General Manager of our China operations, is the controlling stockholder and chief executive officer of Anhui Solar. The Company, through its wholly owned subsidiary in China, Anhui Electronics, has entered into a series of contractual agreements with Anhui Solar through which we operate our business in China. Because Mr. Ji is a significant stockholder and employee of the Company and the controlling stockholder and chief executive officer of Anhui Solar, conflicts of interest may arise due to his relationship with both companies. We cannot assure investors that, when conflicts of interest arise, Mr. Ji will act in the best interests of the Company or that conflicts of interest will be resolved in our favor. In addition, Mr. Ji may breach or cause Anhui Solar to breach or refuse to renew the existing contractual agreements with Anhui Electronics that allow us to operate our business in China and receive economic remuneration from Anhui Solar. We rely on Mr. Ji to act in good faith and in the best interests of the Company, and not use his positions for personal gain. If we cannot resolve any conflicts of interest or disputes between us and Mr. Ji, we may have to rely on legal proceedings, which could result in disruption of our business and substantial uncertainty as to the outcome of any such legal proceedings.

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Our contractual arrangements with our consolidated affiliated entities may result in adverse tax consequences to us.

Under PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. The PRC enterprise income tax law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We may be subject to adverse tax consequences if the PRC tax authorities were to determine that the contracts between Anhui Electronics, our PRC subsidiary, and Anhui Solar, our consolidated affiliated entity, were not on an arm’s length basis and therefore constitute a favorable transfer pricing arrangements. If this occurs, the PRC tax authorities could request that Anhui Solar adjust its taxable income, if any, upward for PRC tax purposes. Such a pricing adjustment could adversely affect us by increasing our consolidated affiliated entities’ tax expenses without reducing our tax expenses, which could subject our consolidated affiliated entities to late payment fees and other penalties for underpayment of taxes.

If the custodians or authorized users of our controlling non-tangible assets, including corporate chops and seals fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations could be materially and adversely affected.

Under PRC law, legal documents for corporate transactions, including contracts such as the leases and sales contracts that our business relies on, are executed using the chops or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with Administration of Industry and Commerce, or AIC.

We rely on the Company seals, financial chops and business licenses of our PRC affiliated entity for entering into contracts, conducting banking business, or taking official corporate action of any sort including registering any change to the composition of the board or management with the relevant PRC authorities. In order to maintain the physical security of our chops, seals and business licenses and other controlling intangible assets, we generally store these items in secured locations accessible only by the authorized personnel in the local legal and finance departments. Although we monitor such authorized personnel in the local legal and finance departments, there is no assurance such procedures may be able to prevent all instances of abuse or negligence. Accordingly, if any of our authorized personnel in the local legal and finance departments obtain and misuse or misappropriate our corporate chops, seals, business licenses or other controlling intangible assets, we could incur economic damage and disruption to our operations that may necessitate corporate or legal action. Such corporate or legal action could involve significant time and resources to resolve while distracting management from our operations. In particular, during any period where we lose effective control of the corporate activities as a result of such misuse or misappropriation, the business activities of our affiliated entity could be disrupted and we could lose the economic benefits of that aspect of our business which may negatively impact our business and reputation.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us, limit our ability to inject capital into our PRC subsidiary, or otherwise expose us to liability and penalties under PRC law.

On July 4, 2014, the PRC State Administration of Foreign Exchange, or “SAFE”, promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of a “special purpose vehicle”, which, as defined in SAFE Circular 37, refers to an offshore entity established for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests. SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

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These foreign exchange regulations provide that PRC residents include both PRC citizens, meaning any individual who holds a PRC passport or resident identification card, and individuals who are non-PRC citizens but have resided in the PRC for more than one year. However, we may not at all times be fully informed of the identities of our shareholders who are PRC residents and we do not have control over our shareholders. As we cannot assure you that all of our PRC resident beneficial owners will comply with the regulations of SAFE, any failure by our PRC resident shareholders or future PRC resident shareholders to comply with SAFE regulations, if SAFE requires it, could subject us to fines or other legal or administrative sanctions, restrict our cross-border investment activities, limit our PRC subsidiary’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We cannot predict how these regulations will affect our business operations or future strategy. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations.

Risks Related to Doing Business in China

Inflation in the PRC could negatively affect our profitability and growth.

The rapid growth of China’s economy has been uneven among economic sectors and geographic regions of the country. China’s economy grew at an annual rate of 7.7% in 2013, as measured by the year-over-year change in gross domestic product, or GDP, according to the National Bureau of Statistics of China. Rapid economic growth can lead to growth in the money supply and rising inflation. The inflation rate in China was approximately 2.6% in 2013, as reported by the National Bureau of Statistics of the PRC, and is expected to increase. If prices for our products and services fail to rise at a rate sufficient to compensate for the increased costs of supplies, such as raw materials, due to inflation, it may have an adverse effect on our profitability.

Furthermore, in order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for property, plant and equipment and restrictions on state bank lending. The implementation of such policies may impede future economic growth. The People’s Bank of China has effected increases in interest rates in response to inflationary concerns in the China’s economy. If the central bank again raises interest rates from current levels, economic activity in China could further slow and, in turn, materially increase our costs and reduce demand for our products and services.

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

We conduct all of our operations and generate all of our revenue in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. The PRC economy is in transition from a planned economy to a market oriented economy subject to plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on economic conditions in the PRC. While we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and that business development in the PRC will continue to follow market forces, we cannot guarantee that this will be the case. Our interests may be adversely affected by changes in policies by the PRC government, including:

●	changes in laws, regulations or their interpretation;

●	confiscatory taxation;

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●	restrictions on currency conversion, imports or sources of supplies;

●	expropriation or nationalization of private enterprises; and

●	the allocation of resources.

Although the PRC government has been pursuing economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC through the allocation of resources, controlling payments of foreign currency, setting monetary policy and imposing policies that impact particular industries in different ways. We cannot guarantee that the PRC government will continue to pursue policies favoring a market oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

Governmental control of currency conversion may affect the value of shareholder investments.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC.  RMB is currently not a freely convertible currency.  Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to satisfy foreign currency obligations.  Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval by complying with certain procedural requirements.  Approval from appropriate governmental authorities, however, is required where RMB is to be converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.  In addition, the PRC government could restrict access to foreign currencies for current account transactions in the future.  If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The fluctuation of the RMB may harm shareholder investments.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions.  Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition.  For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into RMB for our operations, appreciation of the RMB against the U.S. dollar would diminish the value of the proceeds of the offering and could harm our business, financial condition and results of operations.  Conversely, if we decide to convert our RMB into U.S. dollars for business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of the RMB we convert would be reduced.  In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

Because our principal assets are located outside of the United States, it may be difficult for investors to use U.S. securities laws to enforce their rights against us, our officers and our directors in the United States or to enforce judgments of United States courts against us or them in the PRC.

All of our present officers and directors reside outside of the United States. In addition, Anhui Solar is located in the PRC and substantially all of its assets are located outside of the United States. Therefore, it may be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. securities laws against us in the courts of either the United States or the PRC and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in the PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties under the U.S. Federal securities laws or otherwise.

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Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct all of our business through our consolidated affiliated entities in China. Our operating affiliates are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises, or FIEs. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference, but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties for you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, have agreements with third parties, and make all of our sales in China. The PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents, or distributors of Anhui Solar and Anhui Electronics, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents, or distributors of our affiliates may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our affiliates liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Risks Related to Our Securities

Because the Share Exchange will result in a deemed a reverse acquisition, we may not be able to attract the attention of major brokerage firms, which may limit the liquidity of our Common Stock and may make it more difficult for us to raise capital in the future.

Additional risks may exist because the Share Exchange will be considered a “reverse acquisition” under accounting and securities regulations. Certain SEC rules are more restrictive when applied to reverse acquisition companies, such as the ability of stockholders to resell their shares of Common Stock pursuant to Rule 144. In addition, securities analysts of major brokerage firms may not provide coverage of our Common Stock following the Share Exchange because there may be little incentive for brokerage firms to recommend the purchase of our Common Stock. As a result, our Common Stock may have limited liquidity and investors may have difficulty selling it. In addition, we cannot assure you that brokerage firms will want to conduct any offerings on our behalf if we seek to raise capital in the future. Our inability to raise capital may have a material adverse effect on our business.

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There is not now, and there may not ever be, an active market for the Company’s Common Stock.

There currently is no public market for our Common Stock. Further, although our Common Stock is currently quoted on the OTC Markets QB Tier, trading of our Common Stock has not yet commenced. When our stock does begin to trade, such trading may be extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our Common Stock. Accordingly, investors must assume they may have to bear the economic risk of an investment in our Common Stock for an indefinite period of time. There can be no assurance that a more active market for the Common Stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of our Common Stock, and would likely have a material adverse effect on the market price of our Common Stock and on our ability to raise additional capital.

We cannot assure you that the Common Stock will become liquid or that it will be listed on a securities exchange.

Until our Common Stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our Common Stock to remain eligible for quotation on the OTC Markets QB Tier. In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our Common Stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect the liquidity of the Common Stock. This would also make it more difficult for us to raise capital.

Our Common Stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and
●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	Obtain financial information and investment experience objectives of the person; and

●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

●	the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The price of our Common Stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our Common Stock is likely to be highly volatile and could fluctuate in response to factors such as:

●	actual or anticipated variations in our operating results;

●	announcements of developments by us or our competitors;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	adoption of new accounting standards affecting our Company’s industry;

●	additions or departures of key personnel;

●	sales of our Common Stock or other securities in the open market; and

●	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

We do not anticipate dividends to be paid on our Common Stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on the Common Stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

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If securities analysts do not initiate coverage or continue to cover our Common Stock or publish unfavorable research or reports about our business, this may have a negative impact on the market price of our common stock.

The trading market for the Common Stock will depend on the research and reports that securities analysts publish about our business and the Company. We do not have any control over these analysts. There is no guarantee that securities analysts will cover the Common Stock. If securities analysts do not cover the Common Stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price and trading volume would likely decline. If one or more of these analysts ceases to cover the Company or fails to publish regular reports on the Company, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

You may experience dilution of your ownership interests because of the future issuance of additional shares of the Common Stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of Common Stock offered hereby. We are currently authorized to issue an aggregate of 200,000,000 shares of capital stock consisting of 200,000,000 shares of Common Stock and no shares of preferred stock. As of the closing of the Share Exchange, there will be 190,000,000 shares of our Common Stock outstanding. We may also issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our Common Stock may create downward pressure on the trading price of the Common Stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of the Common Stock will be initially quoted on the OTC markets QB Tier.

Because our officers and directors control the majority of the voting power of our common stock, investors in our common stock will not be able to determine the outcome of stockholder votes.

Our officers and directors currently control approximately 98% of our common stock. So long as they continue to hold, directly or indirectly, shares of common stock representing more than 50% of the combined voting power of our common stock, they will be able to direct the election of all of the members of our board of directors who will determine our strategic plans and financing decisions and appoint top management. They will also be able to determine the outcome of substantially all matters submitted to a vote of our stockholders, including matters involving mergers, acquisitions and other transactions resulting in a change of control of us, and our pursuit of corporate opportunities. They may seek to cause us to take courses of action that, in their judgment, could enhance their investment in us, but which might involve risks to holders of our common stock or adversely affect us or other investors.

***

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This Report contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause the actual results, financial condition, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND results OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this Report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Report that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Report.

As the result of the Share Exchange and the change in business and operations of the Company, a discussion of the past financial results of the Company is not pertinent, and under applicable accounting principles the historical financial results of Anhui Solar, the accounting acquirer, prior to the Share Exchange are considered the historical financial results of the Company.

The following discussion highlights Anhui Solar’s results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on Anhui Solar’s audited and unaudited financial statements contained in this Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited financial statements of Anhui Solar for the fiscal years ended December 31, 2014 and 2013 include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited financial statements. All such adjustments are of a normal recurring nature.

COMPANY OVERVIEW

Anhui Renrenjia Solar Co. Ltd (“Anhui Solar” or the “Company”), primarily engages in the business of designing, manufacturing and selling solar water heater and related solar products in China under its own brand, “Renrenjia”. The Company is now working on improving its national sales network, and establishing marketing and serving system to capitalize on its brand advantages.

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RESULTS OF OPERATIONS

Our primary business operation in 2013 and 2014-we have developed four series of products - the vacuum tube solar energy collector, the balcony flat panel solar energy collector, the air energy heater and the air energy floor heating system. We currently manufacture and sell the vacuum tube solar energy collector and the balcony flat panel solar energy collector type solar water heating systems.

For the first few years of our business, through 2013, we primarily sold traditional solar water heater systems to rural residential users through direct sales and third party distributor channels. In 2014, we began to focus on the local, urban property developers market for the sale our newly developed flat panel, platform style solar water heater systems which could be installed on the balcony or wall outside of each individual apartment in multi-unit, multi-story apartment buildings. 100% of our total revenues for 2013 were derived from sales of our vacuum tube collector solar water heaters, while approximately 28% of our total revenues, i.e., 465 units out of 2274 sold units, for 2014 were derived from sales of our flat panel solar water heaters compared to 72% of our total revenues for 2014 from sales of our vacuum tube collector solar water heaters. Average price for flat panel solar water heaters sold in 2014 was $560, higher than vacuum tube collector solar water heaters with sales price from $217 to $410 in 2014 as opposed to $103 to $118 in 2013.

Although all of our sales to date have been made in China, we have begun to distribute samples of our products in certain other countries and it is our long term intent to develop our business outside of the PRC.

The company utilizes an automated production line for the manufacture of water tanks, while our other products are manufactured utilizing manual labor. We completed the production line for out platform style water heating system in 2014.

To satisfy our manufacturing requirements, we purchased machinery and equipment for production lines in 2012, 2013 and 2014. The total investment was RMB 10,124,046, approximately 1.6 million in USD.

Capital Expenditure	Amount (USD)	Period
Machinery equipment	1,012,951	2012
Machinery equipment	599,233	2013
Machinery equipment	7,990	2014
Total	1,620,174

Net loss from the operation has been reduced to $579,730 for 2014 from $1,263,194 for 2013.  We target to sell platform style solar water heating systems to real estate developers for large urban apartment building projects. A substantial portion of our recent sales has been to such real estate developers and we expect this trend to continue in the future.

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Results of operation for the year ended December 31, 2014 compared to the year ended December 31, 2013

The following tables set forth key components of our results of operations for the periods indicated, in US dollars, and key components of our revenue for the period indicated, in US dollars. The discussion following the table is based on these results.

	Year Ended December 31
	2014	2013
	(Audited)	(Audited)
Sales	$931,754	$7,532,068
Cost of goods sold	(563,942)	(7,789,913)
Gross profit	367,812	(257,845)

Operating expenses:
General and administrative expenses	(521,594)	(394,502)
Selling Expenses	(243,521)	(306,099)
Depreciation and amortization expenses	(43,669)	(49,067)
Total operating expenses:	(808,784)	(749,668)

Operating Income	(440,972)	(1,007,513)
Other income (expense):
Interest income	10,494	569
Interest expense	(132,361)	(89,776)
Subsidy income	-	2,657,861
Other income/(expenses), net	(95,492)	(58,470)
Total other income (expense)	(217,359)	2,510,184
Income before provision for income taxes	(658,331)	1,502,671

(Provision) benefit for income taxes	(78,601)	239,477

Net income(Loss)	(579,730)	1,263,194

Other Comprehensive Income
Foreign currency translation adjustment	(311,072)	274,361
Total comprehensive income	$(890,802)	$1,537,555

Net Sales/ Revenue:

Net sales decreased by $6,600,314 or 88%, from $7,532,068 for the year ended December 31, 2013 to $931,754 for the year ended December 31, 2014.  The decrease in revenue is due to the fact that the rural residents benefit program (“Home Electric Appliances to the Countryside”) ended in 2013 and was not available in 2014, and products sales prices rose to normal, non-subsidized levels. Sales were seriously affected by these two factors. Also, the profit model of the Company had been shifted from the retail, residential business to the multi-unit real estate developer installing business in 2014. For the year ended December 31, 2014, six customers of installing business that in the aggregate accounted for 86% of the Company’s total sales. According to revenue recognition principle, sales cannot be recognized until the engineering projects finished completion acceptance. Several of these new engineering projects were still under construction at the end of December 2014; as a result, sales period and turnover date was dramatically extended compared to retail business.

In 2013, we sold 71,590 units of solar water heaters, while in 2014 the quantity decreased to 2274 units. 99.77% of our total sales in 2013 were among the list of subsidized goods authorized by the government; government subsidies were not available in 2014. The average market price per unit ranged from $217to $563 in 2014 as opposed to $103 to $118 in 2013.

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Gross profit:

Gross profit increased by $625,657 for the year ended December 31, 2014 when compared with the same year ended December 31, 2013.  This increase is attributable to price recovery of all products in 2014. Market prices in 2014 were more profitable compared to subsidized prices in 2013, though sales decreased in 2014 due to higher prices than in 2013. The profit level for 2014 was getting back to normal following the end of the government’s subsidy program in 2013.

Operating Expenses:

Our General and Administrative expenses increased from $394,502 for the year ended in December 31, 2013 to $521,594 for the same period in 2014. While the selling expenses decreased from $306,099 for the year ended in December 31, 2013 to $243,521 for the same period in 2014. The majority of the decrease relates to business entertainment, vehicles maintenance and salary expenditure of sales. Expenses reduced in line with sales decreases.

Income (Loss) from Operations:

Loss from operation was $440,972 for the year ended December 31, 2014 when compared to $1,007,513 for the year ended December 31, 2013.  The loss decrease of $566,541, or 56%, was primarily the result of higher sales prices in conjunction with lower costs and operating expenses.  We expect to improve overall operating income by shifting from the retail, residential business to the multi-unit real estate developer installation business in 2014, to achieve higher sales volume and higher operating income.

Net Income (Loss):

Net loss was $579,730 for the year ended December 31, 2014, compared to income of $1,263,194 for the year ended December 31, 2013, a decrease of $1,842,924 or 146% in income.  Our net income decreased because our sales decreased while our selling prices increased and operating expensed decrease as discussed above.

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LIQUIDITY AND CAPITAL RESOURCES

The following table provides certain selected balance sheets comparisons between 2014 and 2013:

	As of December 31
	2014	2013
	(Audited)	(Audited)
Cash and cash equivalents	$26,870	$178,775
Restricted cash	1,772,878	165,188
Accounts receivable, net	686,076	175,466
Advances to suppliers	3,161,468	859,608
Due from related party	1,619,823	12,526,869
Inventory	291,260	62,013
Deferred tax assets	27,045	170,369
Subsidy receivables	-	2,699,176
Other current assets	1,391,767	191,497

Total Current Assets	8,977,187	17,028,961

Property and equipment, net	1,485,248	1,675,987
Intangible assets, net	9,522	520
Advances to suppliers-non current	1,250,067	-
Due from related parties-non current	1,416,309	-
Total Assets	$13,138,333	$18,705,468

Short-term loans	$3,868,098	$1,321,506
Notes payable	2,578,732	660,753
Accounts payable	529,666	905,158
Advance from customers	912,367	803,791
Due to related parties	-	8,392
Taxes payable	1,244,734	1,203,907
Deferred tax liabilities	-	404,876
Other current liabilities	639,950	444,555
Total Current Liabilities	$9,773,547	$5,752,938

Liquidity:

As of December 31, 2014, our balance of cash and cash equivalents was $26,870 and restricted cash was $1,772,878, compared to $178,775 and $165,188 respectively as of December 31, 2013. Restricted cash was pledged with banks for the purpose issuing bank drafts. The increase of our restricted cash during year ended December 31, 2014 was due to increased notes payable by an amount of $1,917,979. Banks require a company to deposit pledged amounts of cash as a percentage of the bank draft amount lent to a company. The percentage required for Anhui Solar was 50% to 100%.

Capital Resources:

Current assets as of December 31, 2014 totaled $8,977,187, a decrease of 47% compared with December 31, 2013.  This decrease of $8,051,774 was due to the reduction of due from related parties and subsidy receivable with an amount of $10,907,046 and $2,699,176, part of which were offset by increase of our restricted cash, account receivables, advances to suppliers and other current assets in 2014. Accounts receivable increased because we changed our marketing plan to focus on real estate developer multi-unit projects rather than on individuals and franchisers. Because most of these projects had long construction period, we allowed sales credit for our long-term and stable customers. Advances to suppliers increased because, as a result of an internal assessment, the Company predicted that there would be a dramatic rise in the price of raw materials in the following year and, therefore, the Company made payment to two major suppliers in advance based on estimated sales in 2015 so as to be able to lock in lower raw materials prices. From January to June, 2015, the Company actually purchased and received approximately $2,918,856 (RMB 18,213,662.61) in materials and inventories. Other current assets consisted of other receivables and prepaid expenses, and the increase was mainly due to other receivables, the nature of which was mainly transactions with company staff. Additionally, the Company prepaid approximately $1,250,067 (RMB 8,000,000) to Yancheng Ruidong Equipment Manufacture Co. Ltd as of December 31, 2014, for purchase of certain manufacturing equipment. The equipment was received in June, 2015, and is currently under installation and commissioning. Final payment for this equipment has not yet been made.

Due from related parties decreased as Mr. Ji received payments from customers in the previous year and these payments had not yet been remitted to the company; therefore adjustment has been made to reduce the registered capital as a result of which, the balance owed to the Company by Mr. Ji was eliminated. Due from related parties consists of $1,022,025 due from Ms. Li within the year and $1,416,309 due in more than one year and $597,798 due from BBC Ltd.

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As of December 31, 2013, Mr. Ji and Ms. Li had owed the company approximately $12 million in the aggregate. They initially agreed to fully repay their indebtedness to the Company on or before Jun 30, 2015. As of December 31, 2014, Mr. Ji’s debt was at zero while Ms. Li had $2,438,334 in outstanding debt remaining.

	Ji Quan	Li Qimei	Total
Beginning Balance as of January 1, 2013	$5,849,523.72	$-	$5,849,523.72
Amounts collected on behalf of the Company	14,881,527	10,623,043	25,504,570
Payments made to clients on behalf of the Company	(14,429,048)	(3,935,127)	(18,364,176)
Borrowing from the Company	140,895		140,895
Repayment to the Company	(196,822)	(845,352)	(1,042,174)
Ending Balance as of December 31, 2013	6,246,075.76	5,842,563.24	12,088,639
Amounts collected on behalf of the Company	7,894,985	7,794,985	15,689,969
Payments made to clients on behalf of the Company	(8,752,068)	(6,781,885)	(15,533,954)
Borrowing from the Company	2,374,380	188,389	2,562,769
Repayment to the Company	(7,763,372)	(4,605,717)	(12,369,090)
Ending Balance as of December 31, 2014	$-	$2,438,334.00	$2,438,334.00

Although Ms. Li had previously agreed to repay the amount that she owed by June 30, 2015, after a reassessment of her financial situation, she determined that she could not make the repayments by the June 30, 2015 date and reached a revised agreement with Anhui Solar to repay all amounts due by December 31, 2016. Ms. Li has signed a funds agreement with the Company agreeing to fully repay the amount she owes the Company by December 31, 2016, and the repayment schedule is as follows:

Date	Repayment Amount
Before December 31, 2015	$1,022,025
Before June 30, 2016	$644,684
Before December 31, 2016	$771,625
Total	$2,438,334

Current liabilities as of December 31, 2014 totaled $9,773,547, reflecting an increase of 70% from our December 31, 2013 balance of $5,752,938. This increase is due primarily to increase in our short term loans and notes payable, which is partly offset by other payable and deferred tax payable.  Due to decline of sales in 2014, in order to keep necessary operating funds and maintain suppliers, on one hand we issued notes to suppliers, on the other hand we had to continue financing by short term loans from banks to balance capital flows at December 31, 2014, and we had no commitments for capital expenditures.

All the short term loans from banks are required to be used for routine business activities according to bank agreement restrictions. Our agreement with Xuehua branch of Bengbu Rural Commercial Bank (“Bengbu BRC Bank”) requires that our loan of $967,024 (RMB 6,000,000) be used for the purchase of production materials only, and not for property, plant and equipment purchases, equity investments or any other purpose. Our agreement with the Bengbu branch of Shanghai Pudong Bank requires that our loan of $1,289,366 (RMB 8,000,000) be used for the purchase of production materials only.

Anhui Solar has credit facilities with Bengbu BRC Bank and Bank of Communications (“BOC”) that provided working capital in 2014 in the form of the bank acceptance notes. As of December 31, 2014, Anhui Solar had a total of $2,095,219.68 (RMB 13,000,000) in notes from Bengbu BRC Bank, and $483,512.23 (RMB 3,000,000) in notes from BOC. Anhui Solar was required to hold restricted cash in the aggregate amount of $1,772,878.00 (RMB 11,000,000) with Bengbu BRC Bank and BOC as additional collateral against these bank acceptance notes. All of the notes were issued to suppliers for materials and equipment. All the outstanding notes were repaid upon maturity in 2015.

Discussion of Cash Flow

Comparison of cash flow results for the year ended 2014 and 2013 is summarized as follows:

	Year Ended December 31
	2014	2013
	(Audited)	(Audited)
Net cash provided by (used in)
Operating Activities	$213,560	$(6,664,103)
Investing Activities	$(1,335,848)	$(615,310)
Financing Activities	$973,711	$7,431,398
Effect of exchange rate changes on cash and cash equivalents	$(3,328)	$21,231
Change in cash during the period	$(151,905)	$173,216

Operating Activities

Net cash provided by operating activities during the year ended December 31, 2014 was $213,650 which consisted of our net loss of $579,730, offset by net changes in operating assets and liabilities, including a decrease in subsidy receivable and due from related party of $2,651,741 and $1,912,296 respectively, increase of accounts receivable and advances to suppliers of $524,326 and $2,338,828 respectively, increase of notes payable of $1,947,423 and other receivable of $1,279,771, decrease of accounts payable and deferred tax benefit of $355,923 and $257,618.

Net cash used by operating activities during the year ended December 31, 2013 was $6,664,103 which consisted of our net income of $1,263,194 offset by net changes in operating assets and liabilities due to rural resident benefit program resulting an increase in subsidy receivable of $2,657,861, an increase of due from related party and notes payable of $6,187,519 and $975,959, as well as an increase in advances to suppliers of $846,451.

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Investing Activities

Net cash used in investing activities for the year ended December 31, 2014 was $1,335,848 when compared to $615,310 for the year ended December 31, 2013. The increase is attributable to the Company prepaid to suppliers for equipment and properties to expand production to meet the increasing demand for goods in the future.

Financing Activities

Net cash used by financing activities for the year ended December 31, 2014 was $973,711, primarily including an increase of restricted cash for guaranteed notes payable of $1,622,853. Loan borrowings from banks increased by $2,596,564, while for the year ended December 31, 2013 it was $7,431,398, including Additional paid-in capital of $7,106,079, short term loans from bank of $487,979 and restricted cash decreased of $162,660.

During 2013, cash provided by financing activities included $7,106,079 in capital provided by Mr. Ji and Ms. Li. This amount was treated as additional paid in capital. Mr. Ji and Ms. Li provided this cash to us so that we could comply with the PRC government’s minimum capital requirements for companies participating in the government’s subsidy program in 2013.

On January 1, 2012, Anhui Solar borrowed RMB 13,500,000 million (approx. $2,140,000) from Anhui Haishuai Electronic Manufacture Co., Ltd. (“Anhui Haishuai”) for a period of 12 months. Pursuant to the terms of the loan agreement between Anhui Solar and Anhui Haishuai dated January 1, 2012, an English translation of which is attached hereto as Exhibit 10.15 and incorporated herein by reference, this loan carries interest at a rate of 1.5% per month, plus an additional 0.5% for any month the loan is in default. The loan agreement also specifies that the loan should be secured by a mortgage on real estate owned by the Company. On November 30, 2012, Anhui Solar and Anhui Haishuai signed an amendment to the loan agreement pursuant to which they agreed to waive interest on the laon and extend the agreement annually with a termination date of November 30, 2015. An English translation of this loan amendment agreement is attached hereto as Exhibit 10.16 and incorporated herein by reference. As of December 31, 2014, this loan had been repaid in full. There is no ownership relationship between Anhui Haishuai and us or our principal shareholders.

Quantitative and Qualitative Disclosures about Market Risk

Not applicable.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities”.

Recent Accounting Pronouncements

In February 2013, the FASB issued ASU 2013-02, “Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income”. The amendments do not change the current requirements for reporting net income or other comprehensive income in financial statements. However, the amendments require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. The amendments in this update are effective prospectively for reporting periods beginning after December 15, 2013. Early adoption is permitted. Adoption of this update is not expected to have a material effect on the Company’s consolidated results of operations or financial condition.

In July 2013, the FASB issued ASU 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry forward, a Similar Tax Loss, or a Tax Credit Carry forward Exists.” These amendments provide that an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carry forward, a similar tax loss, or a tax credit carry forward, except to the extent that a net operating loss carry forward, a similar tax loss, or a tax credit carry forward is not available at the reporting date to settle any additional income taxes that would result from disallowance of a tax position, or the tax law does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, then the unrecognized tax benefit should be presented as a liability. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

In August 2014, the FASB has issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. ASU 2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued statements. The Company does not expect the adoption to have a significant impact on its consolidated financial statements.

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Critical Accounting Policies, Estimates, and Judgments

Our financial statements are prepared in accordance with accounting principles that are generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. We continually evaluate our estimates and judgments, our commitments to strategic alliance partners and the timing of the achievement of collaboration milestones. We base our estimates and judgments on historical experience and other factors that we believe to be reasonable under the circumstances. Materially different results can occur as circumstances change and additional information becomes known. Besides the estimates identified above that are considered critical, we make many other accounting estimates in preparing our financial statements and related disclosures. All estimates, whether or not deemed critical, affect reported amounts of assets, liabilities, revenues and expenses, as well as disclosures of contingent assets and liabilities. These estimates and judgments are also based on historical experience and other factors that are believed to be reasonable under the circumstances. Materially different results can occur as circumstances change and additional information becomes known, even for estimates and judgments that are not deemed critical.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within sixty (60) days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our Common Stock indicated as beneficially owned by them.

Pre-Share Exchange

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 31, 2015, prior to the Share Exchange, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, the persons named in the table below had sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o Redfield Ventures Inc, 244 Fifth Ave., Suite 1563, New York, NY 10001.

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Title of Class: Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
5% Stockholders

Innovestica LP(2) 48 Shortland St Auckland St Auckland 1010 New Zealand	20,000,000	67.8%

Named Executive Officers and Directors

Mauricio Gonzalez Montecito #38 Mexico, D.F. 03819	0	0.0%

Carlos G. Alarcon Ocampo Montecito #38 Mexico, D.F. 03819	0	0.0%

Carlos G. Alarcon Gonzalez Montecito #38 Mexico, D.F. 03819	0	0.0%

All directors and officers as a group (3 person)	0	0.0%

(1)	Percentages are based upon 29,500,000 shares of our Common Stock issued and outstanding as of March 31, 2015, without giving effect to the Share Exchange and Split-Off.

(2)	Mr. Angel Lorenzo is President of FinMa Financial Management S.A., the General Member of Innovestica LP and has voting and dispositive power over the shares owned by Innovestica LP.

Post-Share Exchange and Split-Off

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 31, 2015, giving effect to the Share Exchange and Split-Off by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. Other than the Share Exchange, to our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o China Energy Technology Corp., Ltd., Private Enterprise Development Zone, Longzihu District, Bengbu city, Anhui Province, China.

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Title of Class: Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)

Named Executive Officers and Directors
Quan Ji (2) President, Chief Executive Officer and Director	106,020,000	55.8%

All directors and officers as a group (1 person)	106,020,000	55.8%

Superb Quality Holdings Limited (3)	106,020,000	55.8%

Qimei Li (4)	70,680,000	37.2%

(1)	Percentages are based upon 190,000,000 shares of our Common Stock issued and outstanding as of March 31, 2015, after giving effect to the Share Exchange and Split-Off.

(2)	Quan Ji was appointed as our President, Chief Executive Officer, Treasurer, Chief Financial Officer and Director on March 31, 2015. Represents shares that are held by Superb Quality Holdings Limited, a British Virgin Islands company 100% owned by Mr. Ji.

(3)	Represents shares that are held by Superb Quality Holdings Limited, a British Virgin Islands company 100% owned by Mr. Ji

(4)	Represents shares that are held by Cherish Stone Holdings Limited, a British Virgin Islands company 100% owned by Ms. Qimei Li.

Change in Control

As a result of the issuance of the shares of our Common Stock pursuant to the Share Exchange and related transactions, a change in control of the Company occurred as of March 31, 2015. Except as described in this Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

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Directors, Executive Officers, Promoters and Control Persons

Directors and Executive Officers

Below are the names of and certain information regarding the Company’s current executive officers and directors who were appointed effective as of the closing of the Share Exchange:

Name	Age	Position	Date Named to Board of Directors/as Executive Officer
Quan Ji	37	President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and Director	March 31, 2015

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Our Board is authorized to consist of no less than one (1) and no more than ten (10) members, and currently consists of one (1) member, who is not independent. On the Closing Date of the Share Exchange, Carlos G. Alarcon Ocampo, Mauricio Gonzalez and Carlos G. Alarcon Gonzalez, our directors before the Share Exchange, resigned from their positions as directors, and Quan Ji was appointed to the Board. Executive officers are appointed by the Board and serve at its pleasure.

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Mr. Quan Ji, 37, Founder, President, Chief Executive Officer, Treasurer, Chief Financial Officer and Director.

Mr. Ji has been Anhui Solar’s President and General Manager since the company’s founding in 2009. Mr. Ji obtained bachelor degree in marketing from Anhui institution of finance and trade in 1999. Prior to establishing Anhui Solar, he was a solar power water heater independent sales agent in Bengbu City. During that time, he gained a lot of valuable experience in the solar water heating sector and built relationships with various manufacturers and raw material suppliers.

Family Relationships

Quan JiI and Qimei Li are husband and wife. There are no other family relationships among our directors, executive officers or 5% beneficial owners.

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Involvement in Certain Legal Proceedings

No executive officer or director of ours has been involved in the last ten years in any of the following:

●	Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

●	Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Exchange Act

Our Common Stock is registered pursuant to Section 12 of the Exchange Act. Accordingly, our officers, directors and principal shareholders are subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

Board Committees

The Company currently has not established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, other than as described above, no security holders have made any such recommendations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Audit Committee Financial Expert

We have no separate audit committee at this time. The entire Board of Directors oversees our audits and auditing procedures. The Board of Directors has at this time not determined whether any director is an “audit committee financial expert” within the meaning of Item 407(d)(5) for SEC regulation S-K.

Code of Ethics

The Company currently has not adopted a written code of ethics. We intend to implement a comprehensive corporate governance program, including adopting a Code of Ethics.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the total compensation paid or accrued by us during the fiscal years ended December 31, 2014 and 2013 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal years ended December 31, 2014 and 2013; (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the fiscal years ended December 31, 2014 and 2013; and (iii) all individuals that served as executive officers of ours at any time during the fiscal years ended December 31, 2014 and 2013 that received annual compensation during the fiscal years ended December 31, 2014 and 2013 in excess of $100,000.

Name & Principal Position	Fiscal Year ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Quan Ji Chief	2014	$10,000	0	0	0	0	0	0	$10,000
Executive Officer, Chief Financial Officer and Treasurer (1)	2013	$4,230	0	0	0	0	0	0	$4,230

Mauricio Gonzalaz	2014	0	0	0	0	0	0	0	0
Chief Executive Officer and Principal Accounting Officer (2)	2013	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Long Nguyen	2014	0	0	0	0	0	0	0	0
President, Chief Executive Officer, Chief Financial Officer and Treasurer (3)	2013	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Effective upon the closing of the Share Exchange on March 31, 2015, Mr. Gonzalez resigned as our Chief Executive Officer and Director and Mr. Quan Ji was appointed as our Chief Executive Officer. Reflects compensation received by Mr. Ji from Anhui Solar prior to the closing of the Share Exchange.

(2)	On March 25, 2014, Mr. Mauricio Gonzalez was appointed as our Chief Executive Officer.

(3)	On March 25, 2014, Mr. Long Nguyen resigned from his position as Chief Executive Officer of the Company.

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Outstanding Equity Awards at Fiscal Year-End

We do not have any compensation plans and, as of December 31, 2014, the end of our last completed fiscal year, we had not granted any equity compensation awards.

Director Compensation

Prior to the Share Exchange, our directors were not compensated for services on the Board. Following the Share Exchange, our directors will be entitled to receive compensation in amounts to be determined by the Board.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans. Similarly, except as otherwise set forth below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

Except as indicated below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Employment Agreements

On January 25, 2015, Anhui Solar entered into an employment agreement with Mr. Quan Ji, pursuant to which Mr. Ji serves as the Anhui Solar’s Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary. The employment agreement is for a term of one year, beginning on January 25, 2015, and is automatically renewed for additional one year periods unless either the Anhui Solar or Mr. Ji provides notice to the other of a termination of Mr. Ji’s employment. Mr. Ji’s employment agreement provides for an annual base salary of RMB 1,000,0001 (US $160,879 per year based on the Exchange Rate as of March 27, 2015). In addition, Mr. Ji eligible may receive an annual increase in salary as may be determined by the Anhui Solar’s Board of Directors. Mr. Ji is entitled to a one month severance package consisting of one month salary and all benefits in the event he is terminated “without cause” (as defined in his employment agreement) or upon a dissolution or transfer of all of the assets of Anhui Solar. Lastly, Mr. Ji’s employment agreement includes standard confidentiality and non-compete provisions. Effective as of the closing of the Share Exchange of March 31, 2015, we have assumed Mr. Ji’s employment agreement as our own and, consequently, Mr. Ji will now serve as our Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary.

1 This salary will be paid in RMBs. The listed US dollar amount is based on an exchange rate of US $0.16/RMB as of March 27, 2015. The actual US dollar amount paid may be different as a result of fluctuations in the exchange rate.

The employment agreement with Mr. Ji is filed as Exhibit 10.13 to this Current Report and is incorporated herein by reference.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

In addition to the Share Exchange, the Split-Off the other transactions described elsewhere in this Report:

Because of historical developments relating to doing business in China and local consumer and supplier practices with respect to the use of personal and commercial bank accounts, a portion of Anhui Solar’s retail sales receipts receivable were collected for the Company by Mr. Ji and Ms. Li through their personal bank accounts. Similarly, certain amounts owed and payable to Anhui Solar’s suppliers and trade partners were paid by the Company through the personal bank accounts of Mr. Ji and Ms. Li. Additionally, excess funds in the bank accounts of Mr. Ji and Ms. Li were borrowed by them for their personal use. As a result of these practices, Anhui Solar has recorded on its books a debt owed to it by Mr. Ji of $6,246,076 on December 31, 2013 and $0.00 on December 31, 2014, and a debt owed by Ms. Li of $5,842,563 on December 31, 2013 and $2,438,334 on December 31, 2014. These amounts were deemed by Anhui Solar as loans to Mr. Ji and Ms. Li. Anhui Solar has terminated this practice as of January 1, 2015. Amounts owed by Mr. Ji have been capitalized and Ms. Li has agreed to repay the Company the amounts owed by her in full by December 31, 2016. A copy of an English translation of the Shareholders Repayment Plan dated December 1, 2014 is attached hereto as Exhibit 10.14 and a revised repayment agreement and schedule of repayment is attached hereto as Exhibit 10.14A.

Bengbu Boyuanzhiye Co., Ltd., or BBC Ltd., is a real estate company owned by Ms. Qimei Li, a stockholder of the Company and wife of Mr. Quan Ji, the Company’s sole officer and director and majority stockholder. Since 2012, BBC Ltd. has leased to Anhui Solar a 1,139 square meters (12,260 square feet) office building in Guzhen County, Bengbu City. BBC Ltd. earned lease payments on this property of RMB 6,000 ($9502) per month for 2012 and RMB 6,500 ($1,057) per month for 2013 and is earning RMB 7,000 ($1,135) per month for 2014. Anhui Solar built an approximately 3,000 square meter (32,000 square foot) four story addition to this office building at a cost of approximately RMB 4,000,000 (US $604,285). BBC Ltd. agreed to be responsible for the cost of this construction and, as a result, has signed a loan agreement (Exhibit 10.10 hereto) agreeing to repay the $604,285 construction cost amount to Anhui Solar by January 1, 2016.

Anhui Solar also leases a 9,500 square meter (102,257 Square foot) production facility in Guzhen County of Bengbu City from BBC Ltd. Anhui Solar has rented these facilities since February 1, 2012 on a year to year lease basis from BBC Ltd. Under the lease arrangement, Anhui Solar is responsible for its own electricity, water and maintenance costs but has not had to pay any rent. It is expected that now that the Share Exchange has closed, the Company will begin to pay BBC Ltd. rent of approximately RMB 30,000 ($4,800) per month on these facilities in the near future.

2 US dollar figures based on averages of exchange rates published by the Board of Governors of the Federal Reserve System. http://www.federalreserve.gov/releases/h10/Hist/dat00_ch.htm

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MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Our Common Stock is currently quoted on the OTC Markets, Inc. QB Tier under the trading symbol “CETH,” which changed from “RFIE” effective March 16, 2015. Trading in shares of our Common Stock on the OTCQB commenced on or about August 15, 2013. However, there has been no established public trading market for shares of our Common Stock and no assurance can be given that any market for our Common Stock will develop or be maintained.

OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers. OTCQB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Holders

As of the date of this Report and giving effect to the Share Exchange and the Split-Off, we have 190,000,000 shares of Common Stock outstanding held by approximately 14 stockholders of record.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The Company had no equity compensation plans as of the end of fiscal year 2014 or 2013 and, currently, does not have any equity compensation plans.

48

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We currently have authorized 200,000,000 shares of capital stock, consisting of (i) 200,000,000 shares of Common Stock, $0.001 par value per share, and (ii) no shares of Preferred Stock.

Common Stock

The holders of shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the Board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors.

Transfer Agent

The transfer agent for our Common Stock is Madison Stock Transfer, 2215 Coney Island Avenue, 2nd Floor, Brooklyn, NY 11236, and its telephone number is (718) 627-4453.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Private Corporation Law and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our By-Laws state that we shall indemnify every (i) present or former director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our By-Laws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

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Other than in the limited situation described above, our By-Laws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

In addition to our By-Laws and our Articles of Incorporation, we expect to enter into an indemnification agreement with each of our directors pursuant to which we will be obligated to maintain liability insurance in favor of the directors serving the Company and its subsidiaries and affiliates. We will also indemnify, and advance expenses on behalf of, such persons to the fullest extent permitted by applicable law and our governing documents. We believe that entering into the contemplated agreements will help attract and retain highly competent and qualified persons to serve the Company. The form of indemnification agreement once it has been adopted will be filed with a future Current Report.

Other than discussed above, none of our By-Laws, our Articles of Incorporation or any indemnification agreement with any director of the Company includes any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 3.02 Unregistered Sales of Equity Securities

Shares of Common Stock Issued in Connection with the Share Exchange

On March 31, 2015, pursuant to the terms of the Share Exchange Agreement, all of the shares of outstanding capital stock of FPGL BVI were exchanged for 180,500,000 shares of our Common Stock.

The Share Exchange, and the issuance of the shares of Common Stock in connection therewith, were exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

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Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective as of March 31, 2015, we dismissed John Scrudato CPA. (“Scrudato”) as our independent registered public accounting firm. The dismissal of Scrudato was approved by our Board of Directors.

The reports of Scrudato on our financial statements for the fiscal years ended December 31, 2014 and 2013, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports included an explanatory paragraph with respect to the Company’s ability, in light of its lack of revenues and history of losses, to continue as a going concern.

During the years ended December 31, 2014 and 2013, and through March 31, 2015, there were no (a) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Scrudato on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Scrudato’s satisfaction, would have caused Scrudato to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

We provided Scrudato with a copy of the disclosures we made in this Current Report on Form 8-K and requested from Scrudato a letter addressed to the SEC indicating whether it agreed with such disclosures. A copy of Scrudato’s letter dated March 31, 2015 is filed herewith as Exhibit 16.1.

Contemporaneous with the determination to dismiss Scrudato, we engaged Canuswa Accounting and Tax Services Inc. (“Canuswa”) as our independent registered public accounting firm for the year ending December 31, 2015.

During the years ended December 31, 2014 and 2013, and through March 31, 2015, neither the Company nor anyone on our behalf had previously consulted with Canuswa regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided nor oral advice was provided to us that Canuswa concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).]

Item 5.01 Changes in Control of Registrant.

As a result of the Share Exchange and the Split-Off, we experienced a change in control, with the former holders of membership interests of Anhui Solar effectively acquiring control of us. The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 6, 2015, we entered into an Agreement and Plan of Merger, pursuant to which we merged with our newly formed, wholly owned subsidiary, China Energy Technology Corp., Ltd., a Nevada corporation. Upon the consummation of the Name Change Merger, the separate existence of the merger subsidiary ceased and our shareholders became shareholders of the surviving company named “China Energy Technology Corp., Ltd.” As permitted by Chapter 92A.180 of Nevada Revised Statutes, the sole purpose of the Name Change Merger was to effect a change of our name from Redfield Ventures Inc to China Energy Technology Corp., Ltd. Upon the filing of Articles of Merger with the Secretary of State of Nevada on March 10, 2015 to effect the Name Change Merger, our Articles of Incorporation were deemed amended to reflect the change in our corporate name, effective as of March 16, 2015.

The Articles of Merger effecting the name change are filed as Exhibit 3.2 to this Report and incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Share Exchange, we have ceased to be a shell company. The information contained in this Current Report, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and our prior Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

None.

Item 8.01. Other Events.

None.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

In accordance with Item 9.01(a), Anhui Solar’s audited financial statements as of, and for the years ended December 31, 2014 and 2013, are included in this Report beginning on Page F-1.

(b) Pro forma financial information.

In accordance with Item 9.01(b), unaudited pro forma condensed combined financial statements as of, and for the years ended December 31, 2014 and 2013 and the accompanying notes are included in this Report beginning on Page F-18.

(d) Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Report, please remember that, while these exhibits constitute public disclosure under the federal securities laws, they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

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●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Report and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated March 6, 2015, by and between the Registrant and China Energy Technology Corp. Ltd. (incorporated by reference from Exhibit 2.2 to the Registrant’s Current Report on Form 8-K, File Number 000-55001, filed with the SEC on March 12, 2015)
2.2	Share Exchange Agreement, dated as of March 31, 2015, by and among the Registrant, Fine Progress Group Limited, and the holders of Fine Progress Group Limited’s capital stock (incorporated by reference from Exhibit 2.2 to the Registrant’s Current Report on Form 8-K, File Number 000-55001, filed with the SEC on March 31, 2015)
3.1	Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Form S-1, File Number 333-183760, filed with the SEC on September 7, 2012)
3.2	Articles of Merger (name change) of the Registrant filed with the Nevada Secretary of State on March 10, 2015 (incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, File Number 000-55001, filed with the SEC on March 12, 2015)
3.3	By-Laws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant’s Form S-1, File Number 333-183760, filed with the SEC on September 7, 2012)
10.1	Split-Off Agreement, dated as of March 31, 2015, by and among the Registrant, Innovestica LP, and Redfield Operating Corp., the Registrant’s wholly owned Delaware subsidiary (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, File Number 000-55001, filed with the SEC on March 31, 2015)
10.2	General Release Agreement, dated as of March 31, 2015, by and among the Registrant, Innovestica LP, and Redfield Operating Corp., the Registrant’s wholly owned Nevada subsidiary (incorporated by reference from Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, File Number 000-55001, filed with the SEC on March 31, 2015)
10.3	Exclusive Business Cooperation Agreement by and between Anhui Zhijia Cornerstone Electronics Technology Co., Ltd. And Anhui Renrenjia Solar Co., Ltd. dated February 11, 2015, with English translation (refiled with conformed signatures) (incorporated by reference from Exhibit 10.3 to the Registrant’s Current Report on Form 8-K/A-1, File Number 000-55001, filed with the SEC on May 20, 2015)
10.4	Equity Interest Pledge Agreement among Anhui Zhijia Cornerstone Electronics Technology Co., Ltd., Anhui Renrenjia Solar Co., Ltd. and Mr. Quan Ji. dated February 11, 2015, with English translation and conformed signatures (incorporated by reference from Exhibit 10.4 to the Registrant’s Current Report on Form 8-K/A-1, File Number 000-55001, filed with the SEC on May 20, 2015)

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10.4A	Equity Interest Pledge Agreement among Anhui Zhijia Cornerstone Electronics Technology Co., Ltd., Anhui Renrenjia Solar Co., Ltd. and Ms. Qimei Li dated February 11, 2015, with English translation and conformed signatures (incorporated by reference from Exhibit 10.4A to the Registrant’s Current Report on Form 8-K/A-1, File Number 000-55001, filed with the SEC on May 20, 2015)
10.5	Exclusive Option Agreement among Anhui Zhijia Cornerstone Electronics Technology Co., Ltd., Anhui Renrenjia Solar Co., Ltd. andMr. Quan Ji. dated February 11, 2015, with English translation and conformed signatures. (incorporated by reference from Exhibit 10.5 to the Registrant’s Current Report on Form 8-K/A-1, File Number 000-55001, filed with the SEC on May 20, 2015)
10.5A	Exclusive Option Agreement among Anhui Zhijia Cornerstone Electronics Technology Co., Ltd., Anhui Renrenjia Solar Co., Ltd. and Ms. Qimei Li dated February 11, 2015, with English translation and conformed signatures. (incorporated by reference from Exhibit 10.5A to the Registrant’s Current Report on Form 8-K/A-1, File Number 000-55001, filed with the SEC on May 20, 2015)
10.6	Power of Attorney issued to Anhui Zhijia Cornerstone Electronics Technology Co., Ltd.by Ms. Qimie Li Dated February 11,2015, with English translation and conformed signatures (incorporated by reference from Exhibit 10.6 to the Registrant’s Current Report on Form 8-K/A-1, File Number 000-55001, filed with the SEC on May 20, 2015)
10.6A	Power of Attorney issued to Anhui Zhijia Cornerstone Electronics Technology Co., Ltd.by Mr. Q. Ji Dated February 11,2015, with English translation and conformed signatures (incorporated by reference from Exhibit 10.6A to the Registrant’s Current Report on Form 8-K/A-1, File Number 000-55001, filed with the SEC on May 20, 2015)
10.7	Spousal consent letter of Mr. Quan Ji dated February 11, 2015, with English translation and conformed signatures (incorporated by reference from Exhibit 10.7 to the Registrant’s Current Report on Form 8-K/A-1, File Number 000-55001, filed with the SEC on May 20, 2015)
10.7A	Spousal consent letter of Ms. Qimei Li dated February 11, 2015, with English translation and conformed signatures (incorporated by reference from Exhibit 10.7A to the Registrant’s Current Report on Form 8-K/A-1, File Number 000-55001, filed with the SEC on May 20, 2015)
10.8	Rental Agreement between Anhui Renrenjia Solar Energy Co., Ltd. and Bengbu Boyuanzhiye Co., Ltd dated February 1, 2014 (English translation with conformed signatures) (incorporated by reference from Exhibit 10.8 to the Registrant’s Current Report on Form 8-K/A-1, File Number 000-55001, filed with the SEC on May 20, 2015)
10.9	Lease Agreement between Anhui Renrenjia Solar Energy Co., Ltd. and Bengbu Boyuanzhiye Co., Ltd dated January 20, 2014 (English translation with conformed signatures) (incorporated by reference from Exhibit 10.9 to the Registrant’s Current Report on Form 8-K/A-1, File Number 000-55001, filed with the SEC on May 20, 2015)
10.10	Loan Agreement between Anhui Renrenjia Solar Energy Co., Ltd. and Bengbu Boyuanzhiye Co., Ltd dated May 1, 2013 (English translation with conformed signatures) (incorporated by reference from Exhibit 10.10 to the Registrant’s Current Report on Form 8-K/A-1, File Number 000-55001, filed with the SEC on May 20, 2015)
10.11	Investment contract between Anhui Renrenjia Solar Energy Co., Ltd. and Guzhen County Government dated April 10, 2014 (English translation with conformed signatures) (incorporated by reference from Exhibit 10.11 to the Registrant’s Current Report on Form 8-K/A-1, File Number 000-55001, filed with the SEC on May 20, 2015)
10.12	Project Construction Agreement between Anhui Renrenjia Solar Energy Co., Ltd. and the Investment Promotion Bureau of Fengyang County dated February 28, 2013 (English translation with conformed signatures) (incorporated by reference from Exhibit 10.12 to the Registrant’s Current Report on Form 8-K/A-1, File Number 000-55001, filed with the SEC on May 20, 2015)
10.13 †	Employment Agreement between the Registrant and Mr. Quan Ji dated March 31, 2015 (with conformed signatures) (incorporated by reference from Exhibit 10.13 to the Registrant’s Current Report on Form 8-K/A-1, File Number 000-55001, filed with the SEC on May 20, 2015)
10.14	Shareholders Repayment Plan by and among Anhui Solar, Mr. Quan Ji and Ms. Qimei Li dated December 1, 2014 (English Translation with conformed signatures) (incorporated by reference from Exhibit 10.14 to the Registrant’s Current Report on Form 8-K/A-1, File Number 000-55001, filed with the SEC on May 20, 2015)
10.14A	Shareholders Repayment Schedule by and among Anhui Solar, Mr. Quan Ji and Ms. Qimei Li dated December 31, 2014 (English Translation with conformed signatures) (incorporated by reference from Exhibit 10.14A to the Registrant’s Current Report on Form 8-K/A-1, File Number 000-55001, filed with the SEC on May 20, 2015)
10.15	Loan Agreement between Anhui Renrenjia Solar Energy Co., Ltd. and Anhui Haishuai Electronic Manufacture Co., Ltd dated January 1, 2012 (English translation with conformed signatures) (incorporated by reference from Exhibit 10.15 to the Registrant’s Current Report on Form 8-K/A-1, File Number 000-55001, filed with the SEC on May 20, 2015)
10.16	Amendment to Loan Agreement between Anhui Renrenjia Solar Energy Co., Ltd. and Anhui Haishuai Electronic Manufacture Co., Ltd dated November 30, 2012 (English translation, with conformed signatures) (incorporated by reference from Exhibit 10.16 to the Registrant’s Current Report on Form 8-K/A-1, File Number 000-55001, filed with the SEC on May 20, 2015)
16.1	Letter from John Scrudato CPA to the Securities Exchange Commission, dated March 31, 2015 (incorporated by reference from Exhibit 16.1 to the Registrant’s Current Report on Form 8-K, File Number 000-55001, filed with the SEC on March 31, 2015)
21.1	Subsidiaries of Registrant (incorporated by reference from Exhibit 21.1 to the Registrant’s Current Report on Form 8-K, File Number 000-55001, filed with the SEC on March 31, 2015)
99.1*	Organizational Chart

†   Management contract or compensatory plan or arrangement

*   Attached hereto

54

ANHUI SOLAR POWER CO., LTD.

FINANCIAL STATEMENTS

Pro Forma Financial Statements (Unaudited)	F-17

Pro Forma Condensed Combined Balance Sheet as of December 31, 2014	F-18

Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2014	F-19

Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2013	F-20

Notes to Pro Forma Condensed Combined Financial Statements	F-22

F-1

CANUSWA ACCOUNTING & TAX SERVICES INC.

1050 Larrabee Ave., Ste 104, Bellingham, WA 98225

1172 Murphy Ave., Ste 204, San Jose, CA 95131

Tel: 415-329-5779/408-329-6249/425-516-7453

E-mail:
info@canuswa.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Anhui Renrenjia Solar Co., Ltd.

We have audited the accompanying balance sheets of Anhui Renrenjia Solar Co. Ltd as of December 31, 2014 and the related statements of operation, changes in shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Anhui Renrenjia Solar Co. Ltd as of December 31, 2014 and the results of its operation and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Canuswa Accounting & Tax Services Inc.

Canuswa Accounting & Tax Services Inc.

Bellingham, Washington 98225

May 20, 2015

ANHUI RENRENJIA SOLAR CO. LTD

F-2

ANHUI RENRENJIA SOLAR CO. LTD

BALANCE SHEETS

(AUDITED)

	December 31, 2014	December 31, 2013
ASSETS

Current assets
Cash and cash equivalents	$26,870	$178,775
Restricted cash	1,772,878	165,188
Accounts receivable, net	686,076	175,466
Advances to suppliers	3,161,468	859,608
Due from related parties	1,619,823	12,526,869
Inventory	291,260	62,013
Deferred tax assets	27,045	170,369
Subsidy receivables	-	2,699,176
Other current assets	1,391,767	191,497
Total current assets	8,977,187	17,028,961

Property, plant and equipment, net	1,485,248	1,675,987
Intangible assets, net	9,522	520
Advances to suppliers-non current	1,250,067	-
Due from related parties-non current	1,416,309	-
Total assets	$13,138,333	$18,705,468

LIABILITIES AND EQUITY

Current liabilities
Short-term loans	$3,868,098	$1,321,506
Notes payable	2,578,732	660,753
Accounts payable	529,666	905,158
Advance from customers	912,367	803,791
Due to related parties	-	8,392
Taxes payable	1,244,734	1,203,907
Deferred tax liabilities	-	404,876
Other current liabilities	639,950	444,555
Total current liabilities	9,773,547	5,752,938

Equity
Paid in capital	1,054,235	9,757,455
Retained earnings	1,955,238	2,528,690
Statutory reserve	298,963	298,963
Accumulated other comprehensive income	56,350	367,422
Total stockholders' equity	3,364,786	12,952,530

Total liabilities and equity	$13,138,333	$18,705,468

The accompanying notes are an integral part of these financial statements.

F-3

ANHUI RENRENJIA SOLAR CO. LTD

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(AUDITED)

	For the Years Ended
	December 31, 2014	December 31, 2013

REVENUE	$931,754	$7,532,068

COST OF GOODS SOLD	563,942	7,789,913

GROSS PROFIT	367,812	(257,845)

OPERATING EXPENSES
Selling expenses	243,521	306,099
Administrative expenses	521,594	394,502
Depreciation and amortization expenses	43,669	49,067
Total operating expenses	808,784	749,668

INCOME (LOSS) FROM OPERATIONS	(440,972)	(1,007,513)

OTHER INCOME/(EXPENSES)
Interest income	10,494	569
Interest expense	(132,361)	(89,776)
Subsidy income	-	2,657,861
Other income/(expenses), net	(95,492)	(58,470)
Total other income (loss), net	(217,359)	2,510,184

INCOME BEFORE INCOME TAXES	(658,331)	1,502,671

Provision for income taxes	(78,601)	239,477

NET INCOME	(579,730)	1,263,194

Foreign currency translation gain	(311,072)	274,361
Comprehensive income	$(890,802)	$1,537,555

The accompanying notes are an integral part of these financial statements.

F-4

ANHUI RENRENJIA SOLAR CO. LTD

STATEMENTS OF CHANGES IN EQUITY

(AUDITED)

				ACCUMULATED
				OTHER
	PAID-IN	STATUTORY	RETAINED	COMPREHENSIVE	TOTAL
	CAPITAL	RESERVE	EARNINGS	INCOME	EQUITY
Balance at January 1, 2013	$2,651,377	$172,644	$1,391,815	$93,061	$4,308,897
Net income for the year			1,263,194		1,263,194
Additional capital contributed	7,106,078				7,106,078
Appropriation of statutory reserve		126,319	(126,319)		-
Foreign currency translation gain				274,361	274,361
Balance at December 31, 2013	$9,757,455	$298,963	$2,528,690	$367,422	$12,952,530

Prior year income adjustment			$6,278		$6,278
Loss for the year			(579,730)		(579,730)
Additional capital contributed	(8,703,220)				(8,703,220)
Foreign currency translation gain				$(311,072)	(311,072)
Balance at December 31, 2014	$1,054,235	$298,963	$1,955,238	$56,350	$3,364,786

The accompanying notes are an integral part of these financial statements

F-5

ANHUI RENRENJIA SOLAR CO. LTD

STATEMENTS OF CASH FLOWS

(AUDITED)

	For the Years Ended
	December 31, 2014	December 31, 2013
Cash Flows from Operating Activities
Net (loss) income	$(579,730)	$1,263,194
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expenses	225,355	210,657
Bad debt expense	72,399	14,641
Deferred tax benefit(expenses)	257,618	(239,477)
Changes in operating assets and liabilities
Account Receivable	(524,326)	16,699
Advance to suppliers	(2,338,828)	(846,451)
Due from related party	1,912,296	(6,187,519)
Inventory	(232,350)	3,591
Subsidy receivables	2,651,741	(2,657,861)
Other current assets	(1,279,771)	566,708
Other non-current assets	(1,426,102)	-
Notes payable	1,947,423	(975,959)
Accounts Payable	(355,923)	743,378
Advance from customers	129,011	784,168
Due to related party	(8,244)	(164,306)
Tax Payable	70,592	(30,606)
Other current liabilities	207,635	356,086
Net cash provided by (used in) operating activities	213,650	(6,664,103)

Cash Flows from Investing Activities
Purchase of property and equipment	(1,325,407)	(615,310)
Purchases of intangible assets	(10,441)	-
Net cash used in investing activities	(1,335,848)	(615,310)

Cash Flows from Financing Activities
Restricted cash	(1,622,853)	(162,660)
Additional paid-in capital	-	7,106,079
short-term loan	2,596,564	487,979
Net cash provided/(used) by financing activities	973,711	7,431,398

Effect of exchange rate changes on cash and cash equivalents	(3,328)	21,231

Net increase/(decrease) in cash and cash equivalents	(151,905)	173,216

Cash and cash equivalents, beginning balance	178,775	5,559

Cash and cash equivalents, ending balance	$26,870	$178,775

Supplemental cash flow information
Cash paid for income taxes	$-	$159,025
Cash paid for interest expense	$132,361	$89,776

The accompanying notes are an integral part of these financial statements.

F-6

Note 1 - ORGANIZATION AND BUSINESS BACKGROUND

Anhui Renrenjia Solar Co. Ltd (Renrenjia or the “Company”), was established under the law of People’s Republic of China (the “PRC”) on November 13th, 2009 with paid-in capital of $292,997,which was 52% owned by Ms. Li Qimei, the company’s VP, and other 48% of the equity was held by Mr. Ji Quan, the president of the company. The company was engaged in the development and production of solar water heater.

The Company completed a series of changes in ownership which was necessary to comply with the company’s development in 2011. On December 26, 2011, the company had changed its equity percentage. Ms. Ji Linxia, Mr. Nian Shiming, Mr. Ji Quan and Mr. He Jinzhu became the shareholders of the Company; the percentage of ownership was 49%, 36%, 11% and 4% respectively, and with the paid-in capital of $1,297,109, $943,352, $293,717, and $117,199 correspondingly.

In 2013, the Company entered into its second round change of ownership percentage. According to the equity transfer agreements in March and September, Mr. Ji Quan and Ms. Li Qimei became the shareholders of the Company, with the percentage of ownership of 60% and 40% respectively, and with paid-in capital of $5,814,031 and $3,943,424 respectively.

On October 16, 2014, the registered capital increased to $28,907,398, subscribed capital contribution of Ji Quan and Li Qimei became $17,168,055 and $1,809,570 respectively. According to the new Company Law of the People's Republic of China, which took effect on March 1st, 2014, the company needs to record the capital increment in its articles of incorporation and register the record in the Administration of Industry and Commerce. The company has updated its records in Administration of Industry and Commerce of Bengbu and its business license in October, 2014. In addition, shareholders shall pay in full their subscribed capital contributions within 2 years as specified in the Articles of Association, before which the company shall not record the increased registered capital in the balance sheet and statement of equity.

The company is now engaged in new energy researching and developing, manufacturing, sales and marketing. The products manufactured by the Company had been granted three kinds of certifications by national accrediting agencies. The company is now working on improving national sales network, and establishing marketing and serving system to express its brand advantages.

Note 2 - SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States ("US GAAP") and have been consistently applied in the preparation of the financial statements.

Fair Value of Financial Instruments

The Company applies the provisions of accounting guidance, FASB ASC Topic 820 that requires the company to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

Fair Value Measurements

FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

F-7

Various inputs are considered when determining the fair value of the Company’s debt. These inputs are summarized in the three broad levels listed below.

Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.
Level 2 – other significant observable inputs (including quoted prices for interest rates, credit risk, etc.).
Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company had no financial assets or liabilities carried and measured on a recurring basis during the reporting periods.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment.

Translation of Foreign Currencies

Renrenjia maintains their books and accounting records in PRC currency “Renminbi” (“RMB”), which has been determined as the functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates prevailing on the date of the transactions, as quoted by the Federal Reserve Board. Foreign currency exchange gains and losses resulting from these transactions are included in operations.

Renrenjia’s financial statements are translated into the reporting currency, the United States Dollar (“USD”). Assets and liabilities of the entity are translated at the prevailing exchange rate at each reporting period end date. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from the translation of these financial statements are reflected as accumulated other comprehensive income in shareholders’ equity.

Statement of Cash Flows

In accordance with Statement FASB ASC Topic 230, Statement of Cash Flows, cash flow from the Company's operations is calculated based upon the local currencies and translated to the reporting currency using an average foreign exchange rate for the reporting period. As a result, amounts related to assets and liabilities reported in the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Significant estimates and assumptions by management include: useful lives of long-lived assets and intangible assets, valuation of inventory, accounts receivable, notes receivable and deferred taxes. While the Company believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

F-8

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand and interest-bearing deposits held at call with banks. The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Restricted cash

Restricted cash represents deposits held at banks with restrictions imposed since the Company uses the restricted cash to pledge with banks for the purpose of issuing bank acceptances. The restricted cash could not be readily useable until the pledge is retired.

Accounts Receivable

Accounts receivable are recorded at the sales amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business and the credit policy is decided by its senior management. An allowance for doubtful accounts is established and determined based on management’s assessment of known requirements, aging of receivables, payment and bad debt history, the customer’s current credit worthiness, changes in customer payment patterns and the economic environment.

Advance to Suppliers

The Company periodically makes advances to vendors for purchases of raw materials and fixed assets, and records these purchases as advance to suppliers.

Inventory

Inventory consists of raw materials, finished goods of manufactured products and low-value suppliers.

Inventory is stated at lower of cost or market and consists of materials, labor and overhead. Renrenjia uses the weighted average method for inventory valuation. Overhead costs included in finished goods include direct labor cost and other costs directly applicable to the manufacturing process. The Company evaluates inventory for excess, slow moving, and obsolete inventory as well as inventory the volume of which is in excess of its net realizable value. This evaluation includes analysis of sales levels by product and projections of future demand. If future demand or market conditions are less favorable than the Company’s projections, a write-down of inventory may be required, and would be reflected in cost of goods sold in the period the revision is made. There was no inventory allowance provided for the year ended December 31, 2013 and 2012, respectively.

Property, Plant and Equipment

Property, plant and equipment are carried at the lower of cost or fair value. Maintenance, repairs and minor renewals are expensed as incurred; major renewals and improvements that extend the lives or increase the capacity of plant assets are capitalized.

F-9

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the results of operations in the reporting period of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. The depreciable lives applied are:

Buildings	20 years
Machinery Equipment	10 years
Motor Vehicles	5 years
Electronic Equipments	5 years
Leasehold Improvement	Less of the lease term or 5 years

Revenue Recognition

The Company recognizes revenue when it is both earned and realized or realizable. The Company’s policy is to recognize revenue when title to the product, ownership and risk of loss have transferred to the customer, persuasive evidence of an arrangement exits and collection of the sales proceeds is reasonably assured, all of which generally occur upon products have been provided or installing service has been provided. The majority of the Company’s revenue relates to the sale of inventory to customers and engineering project installation and revenue is recognized when title and the risks and rewards of ownership pass to the customer, as well as when engineering projects have finished completion and customer acceptance.

Cost of Goods Sold

Cost of goods sold consists primarily of the costs of raw materials, direct labor, depreciation of plants and machinery, and overhead costs associated with the manufacturing process and installing service provided to customers.

Income Taxes

The Company adopts FASB ASC Topic 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

In July 2006 the FASB issued FIN 48(ASC 740-10), “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109 (ASC 740)”, which requires income tax positions to meet a more-likely-than-not recognition threshold to be recognized in the financial statements. Under FIN 48(ASC 740-10), tax positions that previously failed to meet the more-likely-than-not threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

As a result of the implementation of FIN 48 (ASC 740-10), the Company undertook a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48 (ASC 740-10). The Company recognized no material adjustments to liabilities or stockholders’ equity as a result of the implementation. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

F-10

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability may be materially different from our estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities or deferred tax asset valuation allowance.

Enterprise Income Tax

Under the Provisional Regulations of PRC Concerning Income Tax on Enterprises promulgated by the PRC (the “EIT Law”), the Company was recognized as a government-certified high technology company on July 2, 2014, and income tax is payable by enterprise at a rate of 15% of its taxable income. This qualification certificate will be effective and the applicable income tax rate maintains 15% until the certificate expires on July 2, 2017.

Value Added Tax

The Provisional Regulations of PRC Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in, or imported into, the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in the PRC is charged on an aggregated basis at a rate of 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

Sales Taxes and Sales-Related Taxes

Pursuant to the tax law and regulations of the PRC, the Company is obligated to pay 7% and 5% of the annual VAT paid as taxes on maintaining and building cities and education additional fees, both of which belong to sales-related taxes. Sales-related taxes are recorded when sales revenue is recognized.

Government Grants

Government grants are recognized as income over the periods necessary to match them with the related costs. If the grants do not relate to any specific expenditure incurred by the Company, they are reported separately as other income. Government grants are recognized until there is reasonable assurance that both the Company will comply with the conditions attaching to the grant and the grantwill be received. Government grants of Renrenjia are primarily for Huimin solar water heater expanding project for the year ending December 31, 2013.

Concentrations of Business and Credit Risks

All of the Company’s manufacturing is located in the PRC. There can be no assurance that the Company will be able to successfully continue to manufacture its products and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, prices of raw materials, competition, governmental and political conditions, and changes in regulations. Since the Company is dependent on trade in the PRC, the Company is subject to various additional political, economic and other uncertainties. Among other risks, the Company’s operations will be subject to the risks of restrictions on transfer of funds, domestic customs, changing taxation policies, foreign exchange restrictions, and political and governmental regulations.

F-11

The Company operates in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese currency RMB. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting periods.

Recent Accounting Pronouncements

In February 2013, the FASB issued ASU 2013-02, “Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income”. The amendments do not change the current requirements for reporting net income or other comprehensive income in financial statements. However, the amendments require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. The amendments in this update are effective prospectively for reporting periods beginning after December 15, 2013. Early adoption is permitted. Adoption of this update is not expected to have a material effect on the Company’s consolidated results of operations or financial condition.

In March 2013, the FASB issued ASU 2013-05, “Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity”. These amendments provide guidance on releasing Cumulative Translation Adjustments when a reporting entity (parent) ceases to have a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. In addition, these amendments provide guidance on the release of CTA in partial sales of equity method investments and in step acquisitions. For public entities, the amendments are effective on a prospective basis for fiscal years and interim reporting periods within those years, beginning after December 15, 2013. The amendments should be applied prospectively to derecognition events occurring after the effective date. Prior periods should not be adjusted. The adoption of this pronouncement is not expected to have a material impact on the Company’s financial statements.

In July 2013, the FASB issued ASU 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry forward, a Similar Tax Loss, or a Tax Credit Carry forward Exists.” These amendments provide that an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carry forward, a similar tax loss, or a tax credit carry forward, except to the extent that a net operating loss carry forward, a similar tax loss, or a tax credit carry forward is not available at the reporting date to settle any additional income taxes that would result from disallowance of a tax position, or the tax law does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, then the unrecognized tax benefit should be presented as a liability. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

NOTE 3 - RESTRICTED CASH

Restricted cash consists of following:

	December 31, 2014	December 31, 2013
Pledged for bank drafts	$1,772,878	$165,188
Total	$1,772,878	$165,188

Restricted cash is pledged with banks for the purpose issuing bank drafts. Banks require the Companies to deposit a pledged amount of cash as a percentage of the bank draft amount the Companies applied into the bank. The percentage required is 50% to 100% for bank draft. The Companies are not able to withdraw or use the pledged cash deposit until the he bank draft expires.

The company applied for the bank drafts in Bank of Communications and Bengbu Rural Commercial Bank, the guarantee deposits were recorded under the accounting subject of other monetary funds.

F-12

NOTE 4 - ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following at December 31, 2014 and December 31, 2013:

	December 31, 2014	December 31, 2013
Accounts receivable	$728,656	$213,114
Less: allowance for doubtful accounts	(42,580)	(37,648)
Total	$686,076	$175,466

The Company’s accounts receivable amounted to $728,656 and $213,114, respectively, net of allowance for doubtful accounts amounting to $42,580 and $37,648 as of December 31, 2014 and December 31, 2013, respectively. The credit term given to customers is one year. 97.43% and 63.05% of the account balances were within one year as of December 31, 2014 and 2013 respectively. There was no change of payment term and collectability from prior year.

The Company's accounting method of estimating uncollectible accounts receivable, is adopted by both specific identification and the method of aging accounts. For obvious sign of uncollectible accounts of certain customers, specific identification is used to accrue allowance for doubtful accounts, while different percentage to accrue allowance is distributed to other customers with different aging.

NOTE 5 - ADVANCES TO SUPPLIERS

The Company is required to pay deposits to the suppliers for the full amount of certain raw materials. The amount was $3,161,468 and $859,608 as of December 31, 2014 and December 31, 2013, respectively.

Note 6 - Loans From Anhui Haishuai

The Company signed a loan agreement with Anhui Haishuai Electronic Manufacture Co., Ltd. (“Anhui Haishuai”) on November 30, 2012, which provided that Anhui Haishuai would lend funds to the Company as needed if Anhui Haishuai had sufficient funds. The agreement will terminate on November 30, 2015. The Company had borrowed $132,471 from Anhui Haishuai as of December 31, 2013, and the balance increased by $219,626 by September 30, 2014, for a total amount of $352,097 as of September 30, 2014.

The Company had fully repaid the loan as of December 31, 2014.

NOTE 7 - DUE FROM RELATED PARTIES

Due from related parties consists of the following:

	December 31, 2014	December 31, 2013
Ji Quan	$-	$6,246,076
Li Qimei	1,022,025	5,842,563
Bengbu Boyuan Real Estate Co., ltd	597,798	438,230
Total	$1,619,823	$12,526,869

The due from related parties includes receivables from the owners and the related parties. Ji Quan is the 60% owner of Renrenjia. Li Qimei, wife of Ji Quan, is the 40% owner of Renrenjia. Owners received payments from customers on behalf of the company, which had not yet been remitted to the company.

The Roll-Forward Schedule   of receivables and payments between the owners of the Company and the Company from 2013 is as follows:

	Ji Quan	Li Qimei	Total
Beginning Balance as of January 1, 2013	$5,849,523.72	$-	$5,849,523.72
Amounts collected on behalf of the Company	14,881,527	10,623,043	25,504,570
Payments made to clients on behalf of the Company	(14,429,048)	(3,935,127)	(18,364,176)
Borrowing from the Company	140,895		140,895
Repayment to the Company	(196,822)	(845,352)	(1,042,174)
Ending Balance as of December 31, 2013	6,246,075.76	5,842,563.24	12,088,639
Amounts collected on behalf of the Company	7,894,985	7,794,985	15,689,969
Payments made to clients on behalf of the Company	(8,752,068)	(6,781,885)	(15,533,954)
Borrowing from the Company	2,374,380	188,389	2,562,769
Repayment to the Company	(7,763,372)	(4,605,717)	(12,369,090)
Ending Balance as of December 31, 2014	$-	$2,438,334.00	$2,438,334.00

F-13

An adjustment was made to reduce the registered capital as a result of which, the balance owed to the Company by Mr. Ji was eliminated. After a self-assessment of her financial condition, Ms. Li was determined that she would not be able to fully repay the funds owed to the Company by her before June 30, 2015. Per negotiation with the company, Ms. Li promised to repay $644,683(RMB 4,000,000) before December 31, 2015. Ms. Li has signed a funds agreement with the Company agreeing to fully repay the funds due by December 31, 2016. Ms Li has agreed to repay the funds in accordance with the following schedule:

Date	Repayment Amount
Before December 31, 2015	$1,022,025
Before June 30, 2016	$644,684
Before December 31, 2016	$771,265
Total	$2,438,334

Bengbu Boyuanzhiye Co., Ltd., or BBC Ltd., is a real estate company owned by Li Qimei. Since 2012, BBC Ltd. has leased to the Company a 1,139 square meters (12,260 square feet) office building in Guzhen County, Bengbu City. The Company built an approximately 3,000 square meter (32,000 square foot) four story addition to this office building at a cost of approximately RMB 4,000,000 (US $604,285). BBC Ltd. agreed to be responsible for the cost of this construction and, as a result, has signed a loan agreement agreeing to repay the $604,285 construction cost amount to the Company by January 1, 2016.

NOTE 8 - INVENTORY

Inventory consists of the following:

	December 31, 2014	December 31, 2013
Raw Materials	$65,497	$53,355
Finished Goods	225,360	8,290
Supplies	403	368
Total	$291,260	$62,013

For the years ended December 31, 2014 and 2013, the Company has no provision for inventory in regards to slow moving or obsolete items.

NOTE 9 - OTHER CURRENT ASSETS

Other current assets consist of the following:

	December 31, 2014	December 31, 2013
Other receivables	$1,387,230	$188,009
Prepaid expenses	4,537	3,488
Total	$1,391,767	$191,497

Other receivables mainly include cash advance of employee, deposit and inter-company borrowing. Cash advance is necessary for salesman to expand business and establish business relationship. Inter-company borrowing includes borrowings without interest and prepaid charges paid by the Company.

NOTE 10 - SUBSIDY RECEIVABLE

Subsidy receivable was $2,699,176 for the year ended December 31, 2013, the company followed a government rural residents benefit policy to sell their products to gain a governmental subsidies.

NOTE 11 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment of the Company consist of the following:

	December 31, 2014	December 31, 2013
Machinery equipment	$1,767,777	$1,803,653
Motor Vehicles	266,776	224,131
Electronic equipments	42,557	37,260
Furniture and office equipments	30,690	21,015
Leasehold Improvement	3,768	3,862
Less Accumulated Depreciation	(626,320)	(413,934)
Total	$1,485,248	$1,675,987

Depreciation expense is $223,991 and $210,511 for the year ended December 31, 2014 and 2013, respectively.

F-14

NOTE 12 - ADVANCES TO SUPPLIERS-NON-CURRENT

Advances to suppliers- non-current of the company consist of $1,250,067 of advances to suppliers for equipment and properties.

NOTE 13 - DUE FROM RELATED PARTIES-NON-CURRENT

Due from related parties-non-current of the company consist of $1,416,309 from due from related party (Ms. Li) that would not be received in one year.

After re-assessment of personal liquidity, Ms. Li revised the repayment schedule as follow in consideration of her repaying ability - repayment of $644,683 (RMB 4,000,000) before June 30, 2016, repayment for the rest of $771,625 before December 31, 2016.

NOTE 14 - SHORT-TERM LOAN

Short-term loan of the Company consists of the following:

	December 31, 2014	December 31, 2013
Huishang Bank Bengbu Branch	$805,854	$825,941
Bank of Communications Bengbu Branch	805,854	495,565
The Xuehua branch of Bengbu Rural Commercial Bank	967,024
The Bengbu branch of Shanghai Pudong Bank	1,289,366
Total	$3,868,098	$1,321,506

In 2014, the company renewed loan agreements with Huishang Bank and Bank of Communications for two one-year loans which due on May 14, 2015 and July 25, 2015, respectively, and for each one, the amount was RMB 5,000,000 (approximately $805,854). The interest of the loan is a fixed interest floating 40% on base annual interest of value date for Huishang Bank and 30% for Bank of Communications. In connection with the loan agreement, the company entered into pledge agreements with Bengbu High-tech SMEs Credit Guarantee Co. LTD by pledging the patent of solar water heater and mortgaging land and building property, the loans were guaranteed by Bengbu High-tech SMEs Credit Guarantee Co. LTD.

In 2014, the company entered into two new loan agreements with the Xuehua branch of Bengbu Rural Commercial Bank and Bengbu branch of Shanghai Pudong Bank for two one-year term loans which due on January 2, 2015 in amount of RMB 1,000,000 (approximately $161,171), and December 12, 2015 in amount of RMB 8,000,000 (approximately $1,289,366), respectively . The interest of the loan is a fixed interest floating 30% on base annual interest of value date for each bank. In connection with the loan of RMB 1,000,000, the company entered into a cooperation agreement with Anhui Haihui Credit Guarantee Co. LTD, the loan was guaranteed by Anhui Haihui Credit Guarantee Co. LTD, and the counter guarantee was provided by the third parties. On December 19, 2014, the company renewed the loan agreement with the Xuehua branch of Bengbu Rural Commercial Bank for a one-year term loan due December 19, 2015 in amount of RMB 5,000,000 (approximately $805,854). While for the loan agreement with Bengbu branch of Shanghai Pudong Bank, the company signed mortgage agreement with Bengbu huaishang SMEs Credit Guarantee CO. LTD by mortgaging properties, the loan was guaranteed by Bengbu huaishang SMEs Credit Guarantee CO. LTD.

NOTE 15 - NOTES PAYABLE

Notes payable of the Company consists of the following:

		Origination	Maturity	Dec 31,	Dec 31,
Beneficiary	Endorser	date	date	2014	2013
Yancheng Ruidong Equipment Manufacture Co. Ltd	Bank of communications	2013/7/18	2014/1/18		$660,753
Anhui Jiangnan Trade Co. Ltd	Bank of communications	2014/7/18	2015/1/17	$483,512
Anhui Feite Fuel & Equipment Manufacture Co. Ltd	Bengbu BRC bank	2014/7/8	2015/1/8	1,289,366
Bengbu Hongyang Trade Co. Ltd	Bengbu BRC bank	2014/12/17	2015/6/17	805,854
Total				$2,578,732	$660,753

Notes payable represents all bank acceptances. The Company had notes payables of $2,578,732 as of December 31, 2014, represented the outstanding and used notes are guaranteed to be paid by bank and matured within a short-term period of six months. The company is required to maintain cash deposits at a range of 50% to 100% of the balance of note payables in bank account. All of the notes were issued to suppliers for materials and equipment.

F-15

NOTE 16 - INCOME TAXES

Under the EIT Law, the standard EIT rate is 25%. The PRC subsidiaries of the Company are subject to PRC income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they operate.

Provision for income taxes consists of:

	For the Years Ended December 31,
	2014	2013
Current provision:	$179,018	$-
Deferred provision:	(257,619)	239,477
Total provision for income taxes	$(78,601)	$239,477

The company was recognized as a government-certified high technology company on June 23, 2011 and was subject to an income tax rate of 15% for calendar year 2012 and 2013. This qualification certificate will be effective and the applicable income tax rate is 15% until the certificate expires on July 2, 2017.

As of December 31, 2014 and 2013, the total amount of provision for income taxes was $(78,601) and $239,477, respectively.

Significant components of deferred tax assets are as follows:

	December 31, 2014	December 31, 2013
Deferred tax assets
Allowance for doubtful accounts	$18,697	$8,109
Accrued payroll expenses	8,348	4,788
NOL per tax law in current period	-	157,472
Deferred tax assets, net	$27,045	$170,369

The company has deferred tax assets of $27,045 and $170,369 as of December 31, 2014 and 2013. Most of the deferred tax assets consisted of net operating loss per tax law of $157,472 in 2013. The accrued payroll expenses, due to unpaid payroll, and allowance for doubtful accounts, also led to a deferred tax assets of $27,045 and $12,897 as of December 31, 2014 and 2013.

Significant components of deferred tax liabilities are as follows:

	December 31, 2014	December 31, 2013
Deferred tax liabilities
Credited for subsidy income	$-	$404,876
Deferred tax liabilities, net	$-	$404,876

According to Income tax law, government subsidy funds should be recognized as income in collection period, however, as required by accounting principles, fixed quota subsidy should be accrued as subsidy income when business occurred rather than subsidy received. Timing difference between tax law and accounting principles resulted to deductable temporary difference in taxable income, which led to deferred tax liability in 2013. The company has a deferred tax liabilities of $404,876 arising from credited for subsidy income as of December 31, 2013. The company has received the subsidy income as of 2014.

NOTE 17 - COMMITMENTS AND CONTINGENCIES

There were no significant commitments or contracts entered into by the Company during the year ended December 31, 2014 and 2013.

NOTE 18 - MAJOR SUPPLIERS AND CUSTOMERS

The Company had one supplier that in the aggregate accounted for 16% of the Company’s total purchases payable and six customers of installing business that in the aggregate accounted for 86% of the Company’s total sales for the year ended December 31, 2014.

The Company had two major suppliers which received 92% of the advances for the year ended December 31, 2014. Neither of the suppliers was a related party.

F-16

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma balance sheet at December 31, 2014, gives effect to the Acquisition as if it had occurred on December 31, 2014. The unaudited pro forma combined statements of operations for each of the year ended December 31, 2014 and the year ended December 31, 2013 are presented as if the Acquisition was consummated on January 1, 2013. The pro forma combined financial statements presented herein are based on the historical financial statements of Redfield Ventures, Inc. and Ren Ren Jia international limited after giving effect to the acquisition on using the acquisition method of accounting and applying the assumptions described in the accompanying notes. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition would have existed on December 31, 2014 or December 31, 2013.

F-17

Unaudited Pro Forma Condensed Combined Balance Sheet

(Unaudited)

As of December 31, 2014

	Anhui Solar	Anhui Electronics	RRJI (HK)	RFIE	Pro forma Adjustments	Adj. No.	Combined

ASSETS
Current assets
Cash and cash equivalents	$26,870	$-	$-	$-	$-		$26,870
Restricted cash	1,772,878	-	-	-	-		1,772,878
Accounts receivable, net	686,076	-	-	-	-		686,076
Advances to suppliers	4,411,535	-	-	-	-		4,411,535
Due from related party	3,036,132	-	-	-	-		3,036,132
Inventory	291,260	-	-	-	-		291,260
Deferred tax assets	27,045	-	-	-	-		27,045
Other current assets	1,391,767	-	-	4,711	(4,711)	(1)	1,391,767
Total current assets	11,643,563	-	-	4,711	(4,711)		11,643,563

Property, plant and equipment, net	1,485,248	-	-	-	-		1,485,248
Intangible assets, net	9,522	-	-	-	-		9,522
Total assets	$13,138,333	$-	$-	$4,711	$(4,711)		$13,138,333

LIABILITIES AND EQUITY

Current liabilities
Short-term loans	$3,868,098	$-	$-	$-	$-		$3,868,098
Notes payable	2,578,732	-	-	-	-		2,578,732
Accounts payable	529,666	-	-	-	-		529,666
Advance from customers	912,367	-	-	-	-		912,367
Taxes payable	1,244,734	-	-	-	-		1,244,734
Other current liabilities	639,950	-	-	9,301	(9,301)	(1)	639,950
Total current liabilities	9,773,547	-	-	9,301	(9,301)		9,773,547

Equity
Common stock ($0.001 par value; authorized – 200,000,000 shares; issued and outstanding – 190,000,000 shares)	-	-	-	29,500	160,500	(1)	190,000
Paid in capital	$1,054,235	$-	$-	$-	$(1,054,235)	(1)	$-
Additional Paid in capital	-	-	-	45,000	819,235	(1)	864,235
Statutory reserve	298,963	-	-	-	-		298,963
Retained earnings	1,955,238	-	-	(79,090)	79,090	(1)	1,955,238
Accumulated other comprehensive income	56,350	-	-	-	-		56,350
Deficit accumulated during development stage	-	-	-	-	-		-
Total stockholders' equity	3,364,786	-	-	(4,590)	4,590		3,364,786

Total liabilities and equity	$13,138,333	$-	$-	$4,711	$(4,711)		$13,138,333

F-18

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2014

	Anhui Solar	Anhui Electronics	RRJI (HK)	RFIE	Pro forma Adjustments	Adj. No.	Combined

REVENUE	$931,754	$-	$-	$-	$-		$931,754

COST OF GOODS SOLD	563,942	-	-	-	-		563,942

GROSS PROFIT	367,812	-	-	-	-		367,812

OPERATING EXPENSES
Selling expenses	243,521	-	-	-	-		243,521
Administrative expenses	521,594	-	-	83,065	(83,065)	(1)	521,594
Depreciation and amortization expenses	43,669	-	-	-	-		43,669
Total operating expenses	808,784	-	-	83,065	(83,065)		808,784

INCOME (LOSS) FROM OPERATIONS	(440,972)	-	-	(83,065)	83,065		(440,972)

OTHER INCOME/(EXPENSES)
Interest income	10,494	-	-	-	-		10,494
Interest expense	(132,361)	-	-	-	-		(132,361)
Subsidy income	-	-	-	-	-
Other income/(expenses), net	(95,492)	-	-	100,000	(100,000)	(1)	(95,492)
Total other income, net	(217,359)	-	-	100,000	(100,000)		(217,359)

INCOME (LOSS) BEFORE INCOME TAXES	(658,331)	-	-	16,935	(16,935)		(658,331)

Provision for income taxes	(78,601)	-	-	-	-		(78,601)

NET INCOME (LOSS)	(579,730)	-	-	16,935	(16,935)		(579,730)

Foreign currency translation gain(loss)	(311,072)	-	-	-	-		(311,072)
Comprehensive income/(loss)	$(890,802)	$-	$-	$16,935	$(16,935)		$(890,802)

F-19

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2013

	Anhui Solar	Anhui Electronics	RRJI (HK)	RFIE	Pro forma Adjustments	Adj. No.	Combined

REVENUE	$7,532,068	$-	$-	$5,500	$(5,500)		$7,532,068

COST OF GOODS SOLD	7,789,913	-	-	-	-		7,789,913

GROSS PROFIT	(257,845)	-	-	5,500	(5,500)		(257,845)

OPERATING EXPENSES
Selling expenses	306,099	-	-	-	-		306,099
Administrative expenses	394,502	-	-	65,540	(65,540)		394,502
Depreciation and amortization expenses	49,067	-	-	-	-		49,067
Total operating expenses	749,668	-	-	65,540	(65,540)		749,668

INCOME (LOSS) FROM OPERATIONS	(1,007,513)	-	-	(60,040)	60,040		(1,007,513)

OTHER INCOME/(EXPENSES)
Interest income	569	-	-	-	-		569
Interest expense	(89,776)	-	-	(1,258)	1,258		(89,776)
Subsidy income	2,657,861	-	-	-	-		2,657,861
Other income/(expenses), net	(58,470)	-	-	-	-		(58,470)
Total other income, net	2,510,184	-	-	(1,258)	1,258		2,510,184

INCOME (LOSS) BEFORE INCOME TAXES	1,502,671	-	-	(61,298)	61,298		1,502,671

Provision for income taxes	239,477	-	-	-	-		239,477

NET INCOME (LOSS)	1,263,194	-	-	(61,298)	61,298		1,263,194

Foreign currency translation gain(loss)	274,361	-	-	-	-		274,361
Comprehensive income/(loss)	$1,537,555	$-	$-	$(61,298)	$61,298		$1,537,555

F-20

PRO FORMA EARNINGS PER SHARE

	Year Ended	Year Ended
	December 31, 2013	December 31, 2014
Net Income (loss) attributable to holders of common shares	$1,201,896	$(579,730)

Net Income(loss) Per Share	$0.006	$(0.003)

Weighted average number of common shares outstanding	190,000,000	190,000,000

F-21

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

Note 1. Share Exchange Transaction

On March 6, 2015, Redfield Ventures, Inc. (hereinafter RFIE) entered into an Agreement and Plan of Merger, pursuant to which RFIE merged (the “Name Change Merger”) with newly formed, wholly owned subsidiary, China Energy Technology Corp., Ltd., a Nevada corporation (“Merger Sub”). Upon the consummation of the Name Change Merger, the separate existence of Merger Sub ceased and our shareholders became shareholders of the surviving company named “China Energy Technology Corp., Ltd.” (“CETH”) As permitted by Chapter 92A.180 of Nevada Revised Statutes, the sole purpose of the Name Change Merger was to effect a change of our name from Redfield Ventures Inc to China Energy Technology Corp., Ltd. Upon the filing of Articles of Merger with the Secretary of State of Nevada on March 10, 2015 to effect the Name Change Merger, our Articles of Incorporation were deemed amended to reflect the change in our corporate name, effective as of March 16, 2015.

On March 31, 2015 (the “Closing Date”), the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Fine Progress Group Limited, a British Virgin Islands company (“FPG BVI”), and its shareholders, which closed on the same date. Pursuant to the terms of the Share Exchange Agreement, FPG BVI became our wholly-owned subsidiary.

FPGL BVI controls Anhui Renrenjia Solar Co., Ltd. (“Anhui Solar”), our operating company based in the People’s Republic of China (the “PRC”), through Ren Ren Jia International Limited, FPG BVI’s 100% owned subsidiary organized in the Hong Kong Special Administrative Region (“RRJI (HK)”). RRJI (HK) is the 100% owner of Anhui Zhijia Cornerstone Electronics Technology Co., Ltd. (“Anhui Electronics”), our subsidiary organized in the PRC. Anhui Electronics controls Anhui Solar through contractual arrangements commonly known as “VIE” or “variable interest entity” arrangements on the mainland in the PRC.

Pursuant to the Share Exchange, we acquired the business of Anhui Solar, which is to manufacture and sale of solar powered water heater systems in the Peoples’ Republic of China. As a result, we have ceased to be a shell company.

At the closing of the Share Exchange, pursuant to the Share Exchange Agreement, FPG BVI’s 100 shares of capital stock issued and outstanding immediately prior to the closing of the Share Exchange were exchanged for an aggregate of 180,500,000 shares of our Common Stock.

The Share Exchange Agreement contains customary representations and warranties, pre- and post-closing covenants of each party and customary closing condition. Breaches of the representations and warranties are subject to customary indemnification provisions, subject to specified aggregate limits of liability.

The Share Exchange will be treated as a recapitalization of the Company for financial accounting purposes. FPG BVI will be considered the acquirer for accounting purposes, and the historical financial statements of China Energy Technology Corp., Ltd. before the Share Exchange will be replaced with the historical financial statements of FPG BVI. As a result of the Share Exchange and Split-Off , we changed our business focus to the business of Anhui Solar, which is the manufacture and sale of solar powered water heater systems in the People’s Republic of China, and will continue the existing business operations of Anhui Solar as a publicly-traded company under the name China Energy Technology Corp., Ltd.

Upon the closing of the Share Exchange, pursuant to the terms of a split-off agreement (the “Split-Off Agreement”) and a general release agreement (the “General Release Agreement”), we transferred all of our pre-Share Exchange operating assets and liabilities to our wholly-owned special-purpose subsidiary, Redfield Operating Corp., a Nevada corporation (“Split-Off Subsidiary”), formed on March 31, 2015. Thereafter, pursuant to the Split-Off agreement, we transferred all of the outstanding shares of capital stock of Split-Off Subsidiary to Innovestica LP, our majority shareholder (the “Split-Off”), in consideration of and in exchange for (i) the surrender and cancellation of 20,000,000 shares of our Common Stock held by Innovestica LP (which were cancelled and will resume the status of authorized but unissued shares of our Common Stock) and (ii) certain representations, covenants and indemnities.

Note 2. Earnings Per Share

The pro forma weighted average shares outstanding gives effect to the 180,500,000 shares outstanding in CETH post-Share Exchange and Split-Off.

F-22

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENERGY TECHNOLOGY CORP., LTD.

Dated: August 6, 2015	By:	/s/ Quan Ji
	Name:	Quan Ji
	Title:	Chief Executive Officer

55